UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Great Lakes Dredge & Dock Corporation
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GREAT LAKES DREDGE & DOCK CORPORATION

PROXY STATEMENT 2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TIME AND DATE:	1:00 p.m. Central Time, on Wednesday, May 4, 2022
LOCATION & ONLINE:	The 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) will be conducted virtually via live audio webcast at www.virtualshareholdermeeting.com/GLDD2022.
RECORD DATE:	Stockholders of record at the close of business on March 8, 2022 are entitled to notice of, and to vote at, the 2022 Annual Meeting and at any adjournments or postponements thereof.
ITEMS OF BUSINESS:	1.
To elect as directors the three nominees named in the attached Proxy Statement to serve for three-year terms expiring at the 2025 Annual Meeting of Stockholders, and to hold office until their respective successors are elected and qualified or until their earlier death, disqualification, resignation or removal.

	2.	To ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
	3.	To approve, on a non-binding advisory basis, the Company’s executive compensation.
	4.	To transact such other business as may properly come before the 2022 Annual Meeting or any postponements or adjournments of the 2022 Annual Meeting.
ADMISSION TO MEETING:
Proof of share ownership will be required for admission to the 2022 Annual Meeting. See “Information About the Annual Meeting and Voting” on page 68 appearing at the end of this Proxy Statement for details.

HOW TO VOTE:
Your vote is important to us. To make sure your shares are represented and voted at the 2022 Annual Meeting, we encourage you to authorize a proxy to vote your shares in one of the following ways, even if you plan to attend the virtual meeting via the internet:

	•	By Telephone. Call 1-800-690-6903 from the United States or Canada. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.
	•	By Internet. Visit www.proxyvote.com. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.
	•	By Mail. Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope.
You can attend the 2022 Annual Meeting and revoke your proxy by attending and voting at the virtual meeting www.virtualshareholdermeeting.com/GLDD2022.
By Order of the Board of Directors,

Houston, Texas	Vivienne R. Schiffer
March 25, 2022	Corporate Secretary
As part of our continued safety precautions regarding COVID-19, we are planning a virtual Annual Meeting to be held via live audio webcast at www.virtualshareholdermeeting.com/GLDD2022. As always, you are encouraged to vote your shares prior to the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 4, 2022:
The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com

GLDD.COM	9811 KATY FREEWAY, SUITE 1200 HOUSTON, TX 77024 P 346-359-1010
March 25, 2022
Dear Fellow Stockholder:
Our Board of Directors joins me in extending to you a cordial invitation to attend the 2022 Annual Meeting of Stockholders of Great Lakes Dredge & Dock Corporation. The meeting will be held on Wednesday, May 4, 2022 beginning at 1:00 p.m. Central Time via live audio webcast. You may virtually attend the 2022 Annual Meeting of Stockholders by visiting www.virtualshareholdermeeting.com/GLDD2022 and submit your questions online during the meeting. Please refer to the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement for detailed information on the meeting and each of the proposals to be considered and acted upon at the meeting.
In accordance with U.S. Securities and Exchange Commission rules, we have elected to deliver our proxy materials over the internet to most stockholders. This allows stockholders to receive information on a more timely basis, while reducing the environmental impact (from printing and mailing physical copies).
YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, I urge you to vote your shares by proxy as soon as possible to ensure that your vote is recorded at the 2022 Annual Meeting of Stockholders. You may vote your shares online at the 2022 Annual Meeting of Stockholders. You may also vote your shares prior to the 2022 Annual Meeting of Stockholders by telephone, over the internet or, if you have requested paper copies of our proxy materials by mail, by signing, dating and returning the proxy card in the envelope provided.
Our Board of Directors appreciates your continued support of Great Lakes Dredge & Dock Corporation.
Sincerely,

Lawrence R. Dickerson
Chairman of the Board of Directors

PROXY STATEMENT

GREAT LAKES DREDGE & DOCK CORPORATION
9811 Katy Freeway, Suite 1200
Houston, TX 77024
2022 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Great Lakes Dredge & Dock Corporation, a Delaware corporation, to be voted at the 2022 Annual Meeting of Stockholders, which we refer to as the “Annual Meeting,” the “2022 Annual Meeting” or the “2022 Meeting,” and any adjournment or postponement of the meeting. Throughout this Proxy Statement when the terms “Great Lakes,” the “Company,” “we,” “our,” “ours” or “us” are used, they refer to Great Lakes Dredge & Dock Corporation and its subsidiaries. We sometimes refer to our Board of Directors as the “Board.”
The meeting will be conducted via live audio webcast at www.virtualshareholdermeeting.com/GLDD2022, on Wednesday, May 4, 2022, at 1:00 p.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and as set forth in this Proxy Statement.
In order to reduce costs and our environmental impact, we are offering this Proxy Statement and accompanying materials to our stockholders electronically. On March 25, 2022, we made this Proxy Statement and form of proxy available online and mailed to our stockholders a Notice of Internet Availability (the “Notice”) containing instructions on how to access this Proxy Statement, the form of proxy and our annual report to stockholders of record as of March 8, 2022 (the “record date”), as permitted by the U.S. Securities and Exchange Commission’s (the “SEC”) rules. We will also mail this Proxy Statement, and the materials accompanying it, to stockholders who have requested paper copies. If you would like to receive a printed copy of our proxy materials by mail, you should follow the instructions for requesting those materials included in the Notice that we mailed to you.
Important Notice: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document.)

2022 PROXY SUMMARY
This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information you should consider, and you should carefully read the entire Proxy Statement before voting.
ANNUAL MEETING OF STOCKHOLDERS
•	Time and Date: 1:00 p.m. Central Time, Wednesday, May 4, 2022
•	Online: The 2022 Annual Meeting will be conducted virtually via live audio webcast at www.virtualshareholdermeeting.com/GLDD2022
•	Record Date: March 8, 2022
•
Voting: Stockholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

AGENDA ITEMS AND BOARD RECOMMENDATIONS
Matter		Board Recommendation
1.	Election of the three directors named in this Proxy Statement.	FOR EACH NOMINEE
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022.	FOR
3.	Approval, by non-binding vote, of the compensation of the Company’s named executive officers.	FOR
ELECTION OF DIRECTORS
The nominees for director for a three-year term will be elected provided that they receive the affirmative vote of a plurality of shares present at the Annual Meeting and entitled to vote thereon. This means that, if a quorum is present, the three persons receiving the greatest numbers of votes at the Annual Meeting will be elected to serve as directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.
Board Nominees	Age	Tenure	Committee Memberships
Lawrence R. Dickerson	69	2017	Nominating and Corporate Governance
Ronald R. Steger	68	2018	Audit; Nominating and Corporate Governance
D. Michael Steuert	73	2017	Compensation; Safety, Environmental and Sustainability
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2022, provided the proposal receives the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal.
ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
Named Executive Officer	Title
Lasse J. Petterson	President and Chief Executive Officer
Scott L. Kornblau	Senior Vice President, Chief Financial Officer and Treasurer
David E. Simonelli	Chief Operating Officer
Vivienne R. Schiffer	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
James J. Tastard	Senior Vice President, Chief Human Resources & Administrative Officer
Mark W. Marinko	Former Senior Vice President and Chief Financial Officer

The advisory resolution to approve the compensation of our named executive officers will be approved, provided the proposal receives the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposed resolution. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.
CORPORATE GOVERNANCE HIGHLIGHTS
Commitment to Board Refreshment. In July 2021, Mr. Earl Shipp joined the Board as an Independent Director, resulting in six of our eight Directors joining the Board since 2017.
Strong Independent Board. The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. The Board believes its current, refreshed leadership strikes an appropriate balance between independent directors and directors affiliated with the Company. This allows the Board to effectively represent the best interests of the Company and its stockholders.
Continually Updating Key Governance Policies. Annually, our Board reviews the charters of each of its standing committees. During 2021, our Board approved all four of its existing committee charters as promoting corporate governance best practices.
CORPORATE GOVERNANCE PRACTICES
➣	Standing Board Committees Composed Solely of Independent Directors	➣	Executive Sessions of Independent Directors at All Regularly Scheduled Board Meetings
➣	Separation of Board Chair and CEO Roles	➣	Annual Board and Committee Evaluations
➣	Risk Oversight by the Board and Committees and Enhanced Internal Control Environment	➣	Oversight of CEO Succession Planning Process
➣	Comprehensive Code of Business Conduct & Ethics with Annual Director and Employee Certification of Compliance	➣	Robust Foreign Corrupt Practices Act Compliance Program for Employees Supporting Foreign Operations & Purchasing
EXECUTIVE COMPENSATION HIGHLIGHTS
Consistent with our pay for performance philosophy, a meaningful portion of our named executive officers’ target total compensation for 2021 (i.e. the sum of annualized base salary, target short-term incentive award and target long-term incentive awards) is equity-based or “variable/at-risk,” meaning it is only earned if specific financial goals are achieved. For 2021, the percentage of at-risk compensation was 72% for our CEO and 56% in the aggregate for the other named executive officers.
EXECUTIVE COMPENSATION PRACTICES
Our executive compensation program is designed to support our financial and strategic goals, align executive pay with stockholder value creation, and discourage unnecessary and excessive risk-taking. Our Compensation Committee regularly reviews our executive compensation program to incorporate commonly viewed best practices as it deems appropriate, examples of which include:
✔	Executive compensation is variable and linked to meeting financial and strategic goals and stock price performance	✔	All senior executives have stock retention requirements
✔	No tax gross-ups for excess parachute payments	✔	The Company maintains a robust compensation recoupment (“clawback”) policy
✔	The Compensation Committee engages an independent compensation consultant	✔	The Compensation Committee conducts a regular risk assessment of our executive compensation program
✔	Annual incentive compensation and long-term compensation are based on a variety of performance metrics	✔	Directors, officers and all other employees are prohibited from hedging or pledging Company securities

BOARD OF DIRECTORS
NAME		AGE	ELECTED	CLASS	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	SAFETY, ENVIRONMENTAL AND SUSTAINABILITY COMMITTEE
Lawrence R. Dickerson *	I	69	2017	2022
Elaine J. Dorward-King	I	64	2020	2023
Ryan J. Levenson	I	46	2016	2023
Lasse J. Petterson	CEO	65	2016	2024
Kathleen M. Shanahan	I	63	2018	2024
Earl L. Shipp	I	64	2021	2024
Ronald R. Steger *	I	68	2018	2022
D. Michael Steuert *	I	73	2017	2022
* – Director Nominees	|	I – Independent	|	– Chair	|	– Member
The above chart shows the Committee composition as of the record date.
AVERAGE TENURE	AVERAGE AGE

2021 BUSINESS OVERVIEW
The coronavirus (COVID-19) pandemic has severely impacted global economic activity and many countries, including the United States and its governmental entities and private businesses, have reacted by instituting quarantines, mandating school and business closures and limiting travel at various times throughout the pandemic. These disruptions have significantly affected global markets and all industries, including ours. Great Lakes took immediate action to protect the health and safety of our employees, our clients and vendors, and the communities in which we work. Overseen by our Board of Directors, and led by our executive team, the Company instituted a comprehensive safety response, some of which remains in place.
In 2021, we executed successfully on our business plan and strategic initiatives, driven by a strong domestic dredging market and the continued effectiveness of our 2017 asset rationalization and cost reduction program. We continued to strengthen our relationships with key clients and stakeholders by providing innovative solutions and by delivering cost-effective and time-efficient project completions. At the same time, we continued a trend of exceptional safety performance.
COVID-19
While our operations were affected by COVID-19 in the latter part of 2020 as the Delta strain of the coronavirus impacted society, we did not realize significant operational impacts until 2021. During 2021, we instituted stricter measures to ensure the safety of our employees, our clients and our vendors than we had in 2020, measures which came at a significant financial cost to the Company. In spite of our efforts and stricter protocols, we experienced project delays and other operational costs which negatively impacted our financial performance for 2021. While we were able in the fourth quarter of 2021 to relax some of the most significant measures we instituted during the first three quarters of the year, many of these measures remain in place or have been reinstituted.
Some of the measures we instituted and continue to practice include:
➣	We monitor and implement recommendations from the World Health Organization (WHO) and the Centers for Disease Control and Prevention (CDC);
➣	We follow regulatory directives from the United States Coast Guard (USCG) and local Health Departments;
➣	Our COVID Command Team meets weekly to monitor the virus and ensure our response plan protocols are aligned with CDC and WHO recommendations;
➣	We communicate changes to our policies and other pertinent information to Company employees;
➣	We conduct tabletop exercises with our project teams and vessels to train and better prepare our project sites, vessel crews and office staff for COVID-19 infection scenarios;
➣	We update and revise our Response Plan as needed with the lessons we’ve learned;
➣
In August 2021, we mandated vaccinations for employees, subcontractors and third party service providers working in close proximity to our crews, and encourage our employees to receive vaccination boosters;

➣	We monitor infection rates and modify our screening, testing and vessel access protocols accordingly; and
➣	We take steps to minimize the spread of the disease, and to protect our employees and our business with training, Personal Protective Equipment, and COVID-19 testing.
About our Business
We completed the year with net income of $49.4 million, adjusted EBITDA (“Adjusted EBITDA”) of $127.4 million and a net debt balance of $175.5 million. See Appendix A for a reconciliation of Adjusted EBITDA to net income.
The Company’s largest domestic dredging customer is the U.S. Army Corps of Engineers (the “Corps”); the Corps oversees the majority of our critical infrastructure projects and, in this capacity, has continued to follow their bid schedule and prioritize all types of dredging, including port maintenance and expansion and coastal protection projects that are necessary to avoid potential storm damage during hurricane season. Despite the uncertainty surrounding COVID-19, during 2021, the Corps continued to award new projects and the Company continued to successfully win and execute those projects.
In March 2022, the Corps’ 2022 budget was approved by Congress at a record $8.3 billion . In this bill, the Harbor Maintenance Fund (the “HMTF”) receives $2.05 billion, which is $370 million over 2021 budget appropriations. In September of 2021, a supplemental bill was passed that included approximately $5.7 billion dollars for emergency funding as a result of Hurricane Ida impacts. In addition, President Biden signed a $1.2 trillion infrastructure bill where the Corps will be granted $11.6 billion in funding to improve the nation’s resilience to the effects of climate change, including flood control and waterway dredging.
In 2021, we continued our fleet renewal program to meet increased demand, improve the safety of our employees and reduce the environmental impact of our operations. Our new 6,500 cubic yard mid-size hopper dredge currently under construction at Conrad Shipyard in Louisiana remains on schedule and on budget with expected delivery in the first quarter of 2023. This highly automated new build vessel will increase the capabilities of our hopper fleet in the coastal protection and maintenance markets. We also began the builds of two new multicat support vessels and three new scows. These vessels also remain on budget and on schedule for delivery in 2022. In addition, we are upgrading the cutter suction dredge, the Carolina, and the Company’s largest booster station the Buster, to improve NOX and particulate emissions.
In 2020, we began the relocation of our corporate offices to Houston, Texas, from Oakbrook Terrace, Illinois. The move of the Company’s headquarters was substantially completed in 2021, although the relocation of some key personnel has been delayed because the Company is mindful of its employees’ family and other considerations, which supports the Company’s commitment to positive human capital management. The relocation of our headquarters moved our key personnel closer to key regional markets, especially the Gulf Coast and the Mississippi River. To further support our strategy, our regional offices in Jacksonville, Florida and Staten Island, New York, which have been historic market centers and important Corps’ district locations, reflect our client-focused initiatives and growth potential, basing us closer to most of our public and private business opportunities and strengthening our efforts to attract and retain a specialized workforce.
We believe that our entry into the offshore wind renewable energy market will provide us with a growth opportunity outside our traditional dredging market. Announcements by President Biden’s Administration demonstrate its priority commitment to a sustainable renewable energy market. There is currently a need for U.S. companies to fill the demand created by not only the administration’s commitment to renewable energy, but to its commitment to support American industry. As an example, President Biden issued a Made-in-America Executive Order, directing Federal agencies to ensure taxpayer dollars support American manufacturing, while increasing oversight and guiding a process for updating domestic preferences to fit the current realities of the American economy.
In 2021, we contracted to build the first Jones Act compliant subsea rock installation vessel for use in the U.S. offshore wind industry. This new vessel has been designed to meet the highest environmental classification, including being equipped with battery power and a shore-power connection system, and to be capable of burning biofuel, all in an effort to reduce the ship’s CO2 footprint. We believe that our innovative choice to be the first U.S. company to make a financial investment in a U.S. flagged Jones Act compliant, inclined fall-pipe vessel for subsea rock installation for wind turbine foundations to support the offshore wind industry, as well as its intentional design, demonstrates our commitment to environmental sustainability, and positions us to be a key player in these important national initiatives, while delivering our financial and sustainability obligations to all stakeholders.
Natural Capital
By making significant financial investments in more efficient new vessels, upgrading some of our existing equipment with NOX and SOX scrubbing filters, and mandating the use of environmentally acceptable lubricants, Great Lakes is doing its part to reduce emissions and minimize its environmental impact. But Great Lakes’ work has positive environmental impacts as well. While much of our work is in the nature of capital improvements which strengthens our national security and ensures the smooth and timely delivery of goods through our nation’s ports, a great deal of our work is focused on projects which not only repair the negative impacts of climate change, but are critical to minimizing the increasing negative impacts of climate change. Our projects reestablish endangered natural habitats, rebuild environmentally significant barrier islands, and restore areas eroded by both natural disasters and the effects of the ebbs and flows of tides and ordinary weather patterns. Our projects support biodiversity and ecosystems, which results in their improvement and longevity. We also employ endangered species protection devices and employ endangered species observers on many of our projects. Additionally, we support a variety of conservation groups in the communities in which we work. An overview of these community initiatives can be found in our annual ESG report, for which more information can be found below, under Environmental, Safety, Social and Governance.

Environmental, Safety, Social and Governance
Great Lakes strives to incorporate effective environmental, safety, social, and governance processes into everything we do. Our business is focused on ensuring that our nation’s waterways are open, our shorelines are protected, and potential risks associated with storms and sea change are mitigated. While the focus of much of our work is long-term environmental protection, the Company seeks to conduct our work in a manner which demonstrates the best environmental stewardship. Our people seek and develop technical innovations so that our work can be completed efficiently and responsibly, and our ambition is to leave the areas that we touch in a better state as a result of the work that we perform. To support this philosophy, we continue to build relationships with all stakeholders, including non-government organizations and conservation groups, to focus on the protection of our marine environment.
To that end, the Company has a robust and active environmental safety social and governance (“ESG”) action committee. The ESG committee reports to the Company’s President and Chief Executive Officer and the Safety, Environmental, and Sustainability (“SES”) Committee of the Board of Directors. On an annual basis, it publishes the Company’s environmental, safety, human capital management, and corporate governance goals, and reports on the Company’s achievement and progress in attaining benchmarks.
Examples of the Company’s activities and commitments to environmental, safety, social and corporate governance matters include:
➣	improvement to our fleet of vessels, including emissions reductions;
➣	endangered species protection;
➣	environmentally beneficial use of dredge material;
➣	coral conservation;
➣	engagement in the communities where we work;
➣	our Safety Without Compromise program;
➣	implementation of our Positive Project Management program; and
➣	our emphasis on diversity and inclusion.
The Company’s ESG report can be found on the Company’s website, www.gldd.com. This report is not incorporated by reference into this Proxy Statement or considered part of this document.
Human Capital Management
A cornerstone of our ESG activities is our focus on human capital management. We seek to provide equal opportunity in identifying, recruiting, retaining, incentivizing and integrating our existing and future employees. To achieve our goal of attracting and retaining the most talented employees in the industry, we offer competitive compensation and benefits that support our employees’ physical, financial, and emotional health. The principal objective of our equity incentive plan is to attract, retain and motivate selected employees and directors through the granting of stock-based compensation awards. We offer employees benefits, including a 401(k) plan with employer contributions; health, life, and disability insurance; additional voluntary insurance; paid time off and parental leave; and paid counseling assistance. In keeping with our philosophy of leaving our project sites in a better condition than that in which we found them, we seek to enhance our relationships with the communities where we work. We encourage and provide opportunities for our employees to engage in a variety of community service projects, community outreach and charitable activities.
Safety
“ESG” has historically represented environmental, social and governance. Great Lakes adds an extra “S” – safety.
The nature of our business carries with it safety risks. We operate large equipment in difficult environments. We rely on trained personnel to operate our vessels twenty-four hours a day, every day of the year. Great Lakes is committed to providing a safe and healthy working environment for all employees and trade partners. In return, all of our employees are committed to Incident and Injury Free® (IIF®) safe work practices both at work and home. Employees will not be asked to perform work that is unsafe and may refuse to perform tasks if they believe that the activity or work environment is unsafe. In addition, the Company takes every opportunity to advocate for safety in our relations with other organizations. We require our trade partners to participate in the spirit and specifics of IIF® when engaged on our projects. We are committed to spreading safety consciousness within our industry and throughout the maritime community, raising the spirit of IIF® in meetings and making our safety materials freely available.
The Company has instituted a number of programs designed to make safety foremost in the minds of our employees. An example is our “Good Catch Program,” which is designed to increase team member ownership of safety. The term “Good Catch” is used when a team member recognizes or proactively addresses a potentially unsafe situation. Good Catches are collected and communicated Company-wide, which further reinforces our commitment to fostering effective safety practices throughout the Company.
In addition to reducing our environmental impact, our new build program is designed with a view toward enhanced safety. The two multifunctional all-purpose vessels we are building will provide a safe work platform, which will assist in reducing man overboard hazards when our crews are connecting pipelines.
Our IIF® safety journey has resulted in a dramatic reduction in work related injuries over the past decade and a half, and we are very proud of the lives we have positively impacted. This success has been nurtured through a culture of taking personal responsibility for safety, care, and concern for one another, and that makes our work environment one of the safest in the dredging industry. Our lower incident rates clearly reflect how many Great Lakes employees went home safely because of IIF® and the transformation it has fostered in how we operate globally.
Significantly, however, Great Lakes’ commitment to safety goes far beyond our own borders. We have taken our commitment to safety to our clients, our vendors, and even to our competitors, sharing our knowledge, our processes and our best practices across the industry and beyond. We take pride in our recognition as the industry leader in safety. But our primary pride is in knowing that, because of our efforts and determination, our industry as a whole has become safer for its employees and clients.
We experienced a reduction in injuries with our Total Recordable Incident Rate (“TRIR”) and a reduction in lost work hours with our Lost Time Injury Rate (“LTIR”).

Total Recordable Injury Rate ("TRIR")*
and Lost Time Injury Rate ("LTIR")**
Continued Business 2016 - 2021
1.51
0.52
1.27
0.24
0.93
0.36
0.58
0.14
0.81
0.32
0.78
0.22
2016
2017
2018
2019
2020
2021
TRIR
LTIR

(A TRIR of 1.0 means that for every 100 employees working a full year, one employee incurred a recordable injury.)
*
Total Recordable Incident Rate (TRIR) is the rate of injuries calculated by multiplying the number of recordable cases by 200,000, and then dividing that number by the number of labor hours at the Company. Recordable cases are work-related incidents that result in care beyond first aid measures.

**
Lost Time Incident Rate (LTIR) is the number of lost work hours calculated by multiplying the number of incidents that were lost time cases by 200,000 and then dividing that number by employee labor hours at the Company. A lost time case is a work-related incident that results in an employee missing work days.

CORPORATE GOVERNANCE
GOVERNANCE FRAMEWORK
Our Company is committed to the values of effective corporate governance and high ethical standards. These values are important to driving long-term performance, and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.
Board Independence	• Seven out of eight of our directors are independent. • Our CEO is the only management director.
Board Composition
• Currently, the Board has fixed the number of directors at eight.
• The Board regularly assesses its performance through Board and Committee self-evaluation.
• Three of our eight current directors are Diverse, as defined under applicable NASDAQ Marketplace Rules.

Board Committees
• We have four standing Board Committees: Audit; Compensation; Nominating and Corporate Governance; and Safety, Environmental and Sustainability.
• All Committees are composed entirely of independent directors.

Leadership Structure	• Our Board Chair is currently independent. • If our Board Chair were not independent, we would have a Lead Independent Director, elected annually by the independent Board members.
Risk Oversight
• Our full Board is responsible for risk oversight, and the Board has designated Committees to have particular oversight of certain key risks. Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Open Communication
• We encourage open communication and strong working relationships among the Board Chair, other directors and management.
• Stockholders can contact our Board, Board Chair or management through our website or by regular mail addressed to the Corporate Secretary.

Stockholder Engagement	• We have an active stockholder outreach program, with enhanced focus on executive compensation and environmental, social and governance matters.
Succession Planning	• The Board actively monitors our succession planning and management development and receives regular updates on human capital matters.
Director Stock Ownership
• Currently, our non-employee directors are required to retain at least $387,500 of our common stock – five times the annual pre-deferral cash retainer received for service as a member of the Board.
• Until the required retention is achieved, non-employee directors are required to hold at least 50% of the shares received as equity compensation (after taxes).

Equity and Compensation
• The Company has stock ownership guidelines for named executive officers and senior management.
• Directors, officers and all other employees are prohibited from engaging in hedging or pledging of Company securities.
• Our compensation recoupment (“clawback”) policy covers both cash and equity compensation.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
I – Independent	F – Financial Expert	– Chair	– Member
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Safety Environmental and Sustainability Committee	Other Current Public Boards
Lawrence R. Dickerson(1) I					2
Elaine J. Dorward-King I					3
Ryan J. Levenson(2) I					1

Lasse J. Petterson CEO					0
Kathleen M. Shanahan I					2
Earl L. Shipp(3) I					2
Ronald R. Steger I/F					0
D. Michael Steuert I					0
Only independent directors sit on our standing committees; as such, Mr. Petterson does not sit on any committees. The Committee composition set forth above is as of the record date.
(1)	Mr. Dickerson served on the Compensation Committee until September 8, 2021.
(2)	Mr. Levenson served on the Audit Committee until September 8, 2021 and was appointed to the Compensation Committee on September 8, 2021.
(3)	Mr. Shipp was elected to the Board of Directors on July 29, 2021. Mr. Shipp was appointed to the Audit Committee on September 8, 2021.
Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Safety, Environmental and Sustainability Committee. Each committee has a written charter that is reviewed at least annually to reflect the activities of each of the respective committees and changes in applicable law or other relevant considerations. Any changes are approved by the full Board as recommended by each individual committee. Each committee is composed entirely of directors deemed to be, in the judgment of the Board, independent in accordance with the meaning of the NASDAQ Marketplace Rules. Our Board met eight times in 2021. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2021. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting, we encourage all directors to attend. All of our directors then in office attended the Annual Meeting in 2021.

The following lists the members, number of meetings held and primary functions with respect to each committee:
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members:
Lawrence R. Dickerson (Chair)
Ryan J. Levenson
Ronald R. Steger

Meetings in 2021: 4

Independence:
The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors as defined under applicable NASDAQ Marketplace Rules.

Scope
Evaluates the Board, individual Board members and the Board committees, reviews ethics policies and considers matters of corporate governance. May delegate its authority to one or more subcommittees.

Primary Functions
• Developing and periodically reviewing succession plans of the Chief Executive Officer and screening and recommending to the Board candidate(s) qualified to become Chief Executive Officer.
• Recommending and developing qualification standards and other criteria for selecting new directors, identifying and evaluating individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommending to the Board such individuals as nominees to the Board for its approval.
• Overseeing and developing annual evaluations of the Board and the Board committees.
• Reviewing and reassessing the adequacy of its charter and the Company’s Code of Business Conduct and Ethics and compliance program annually and recommending changes to the Board.

AUDIT COMMITTEE
Members:
Ronald R. Steger (Chair)
Elaine J. Dorward-King
Earl L. Shipp

Meetings in 2021: 7

Financial Expertise and
Independence:
The Board has determined that Mr. Steger is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and that all members of the Audit Committee satisfy all audit committee-related independence requirements imposed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has determined that all members of the Audit Committee are independent directors as defined under applicable NASDAQ Marketplace Rules.

Scope
• Oversees the integrity of our financial reporting process and systems of internal controls. May delegate its authority to one or more subcommittees.

Primary Functions
• Oversight of the accounting and financial reporting processes, the audits of financial statements and systems of internal controls regarding finance, accounting and legal compliance.
• Monitoring the independence and performance of our independent auditor and monitoring the performance of our internal audit function.
• Reviewing risk assessment processes, scopes and procedures, including for the examination of current and emerging risks and assessing their adequacy.
• Reviewing management’s monitoring of the Company’s compliance with laws and the Company’s Code of Business Conduct and Ethics, as well as the Anti-Bribery and Foreign Corrupt Practices Act compliance program.
• Appointing and/or replacing our independent auditor and approving any non-audit work performed for us by the independent auditor.
• Providing an avenue of communication among the independent auditor, management and our Board.
• Reviewing its charter annually and recommending changes to the Board.

Report
➣  The “Report of the Audit Committee” is set forth on page 30 of this Proxy Statement.

COMPENSATION COMMITTEE
Members:
D. Michael Steuert (Chair)
Ryan J. Levenson
Kathleen M. Shanahan

Meetings in 2021: 9

Independence:
The Board has determined that all members of the Compensation Committee are independent according to the NASDAQ Marketplace Rules and compensation committee-specific requirements imposed by the Exchange Act, and each is considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act.

Scope
Reviews and approves corporate goals relating to our Chief Executive Officer’s compensation and approves total compensation for our senior executives in a manner that does not encourage excessive risk-taking. May delegate its authority to one or more subcommittees.

Primary Functions
• Reviewing and approving goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance according to these goals and objectives and determining and approving the Chief Executive Officer’s compensation level based on this evaluation.
• Approving total compensation for executive officers, including oversight of all executive officer benefit plans in which such executive officers participate.
• Evaluating and recommending to the full Board appropriate compensation for our directors.
• Overseeing our general cash-based and equity-based incentive plans.
• Retaining and obtaining the advice of such independent legal, accounting or other consultants or experts, including compensation consultants, as it deems necessary and reviewing their independence from management.
• Producing a Compensation Committee report on executive compensation as required by the SEC to be included in our annual report and/or Proxy Statement.
• Reviewing its charter annually and recommending changes to the Board.

Report
➣ The “Report of the Compensation Committee” is set forth on page 44 of this Proxy Statement.

SAFETY, ENVIRONMENTAL AND SUSTAINABILITY COMMITTEE
Members:
Elaine J. Dorward-King (Chair)
Kathleen M. Shanahan
D. Michael Steuert

Meetings in 2021: 4

Independence:
The Board has determined that all members of the Safety, Environmental and Sustainability Committee are independent according to the NASDAQ Marketplace Rules.

Scope
Assists the Board on matters relating to the review and oversight of:

• The Company’s compliance with safety, environmental and sustainability laws and regulations and developments at the global, national, regional and local level.
• The Company’s response to the above-mentioned laws and regulations as part of the Company’s business strategy and operations.
• The Company’s response to evolving public issues affecting the Company in the realm of safety, the environment and sustainability.
• May delegate its authority to one or more subcommittees.

Primary Functions
• Reviewing and overseeing the Company’s safety, environmental and sustainability policies, practices and actions.
• Identifying the significant risks or exposures faced by the Company in the safety, environmental and sustainability areas and the steps taken by management to address them, including review of significant issues or incidents.
• Reviewing and overseeing the Company’s safety, environmental and sustainability objectives and performance, including metrics relevant to that performance.
• Overseeing significant environmental litigation and regulatory proceedings in which the Company is, or could become, involved.
• Identifying trends and emerging issues at the legislative, regulatory and judicial levels concerning safety, environmental and sustainability issues that affect the Company and the industry, and overseeing the Company's positions and responses with respect thereto.
• Overseeing public reporting relating to the Company’s environmental, safety and sustainability performance.

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS
The Board is led by an independent Board Chair. Pursuant to the Company’s Bylaws, the Board is permitted to either separate or combine the positions of Chief Executive Officer and Board Chair as it deems appropriate from time to time. Currently, we separate the roles of Chief Executive Officer and Board Chair in recognition of the differences between the two roles as they are currently defined. At present, the Board believes that separation of the positions of Chief Executive Officer and Board Chair improves the ability of the Board to exercise its oversight role over management, provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company and ensures a significant role for the Board’s non-management directors in the oversight and leadership of the Company.
The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. The Company continues to take active steps to refresh the Board with highly qualified and experienced directors, including by adding a new independent director, Mr. Earl Shipp, in July 2021. There are currently seven directors who are independent within the meaning of the NASDAQ Marketplace Rules (Dr. Dorward-King, Ms. Shanahan and Messrs. Dickerson, Levenson, Steger, Steuert and Shipp), and one director who serves as Chief Executive Officer (Mr. Petterson). The Board believes its current leadership structure strikes an appropriate balance between independent directors and directors affiliated with the Company, which allows the Board to effectively represent the best interests of the Company and its stockholders.
The position of the independent Board Chair, or the Lead Director when the Chief Executive Officer is concurrently serving as the Board Chair, is intended to provide a check and balance on the role and responsibilities of the Chief Executive Officer. The Board believes that the independent Board Chair is a strategic role that continues to add value to the Company.

Independent Board Chair and/or Lead Director Duties and Responsibilities
✔ Chair meetings (including executive sessions) of the independent directors	✔ Advise and consult on major corporate decisions, including strategy and capital spending initiatives
✔ Act as principal liaison between the independent directors and our CEO	✔ Represent the Company at meetings with business partners, industry representatives and potential clients
✔ Communicate regularly with each director to be certain that every director’s views, competencies and priorities are understood	✔ Ensure directors and management function as a team in the best interest of all stakeholders
✔ Help develop Board agendas with our CEO to ensure that topics deemed important by the independent directors are included	✔ Advise our CEO on quality, quantity and timeliness of information supplied by management to the independent directors
GOVERNANCE DOCUMENTS
Committee Charters
Each committee operates under a written charter, copies of which are available on our website at www.gldd.com or may be obtained by writing to our Corporate Secretary at our principal executive office.
Code of Ethics
We have a written Code of Business Conduct and Ethics (the “Code”) that applies to all members of the Board and all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code is reviewed and updated on a regular basis, and the Board adopted an updated version of the Code in May 2021. All of our salaried employees have reviewed and certified compliance with the Code. In addition, on an annual basis, all of our directors and salaried employees receive training on the Code. Senior management, as well as individuals with responsibility for foreign operations or purchasing, receive additional training on the Foreign Corrupt Practices Act and other international compliance topics.
Our Code can be found on our website at www.gldd.com. We will post on our website any amendments to or waivers of the Code for executive officers or directors, in accordance with applicable laws, regulations and listing standards. A copy also may be obtained by writing to our Corporate Secretary at our principal executive office.
THE BOARD OF DIRECTORS’ ROLE IN ENTERPRISE RISK MANAGEMENT
As part of our risk management process, senior management discusses and identifies major areas of risk on an ongoing basis and periodically reviews these risks with the Board. The Company’s management process is designed to enable the Board to best determine our risk management profile and oversee our risk management strategies. The Board delegated oversight of the enterprise risk management process to the Audit Committee. Our process identifies and assesses key strategic, operational, financial, culture, performance, and compliance risks. The product of this process is an enterprise risk management overview that is shared annually with the Audit Committee.
In addition, management, the Audit Committee, the Compensation Committee, the SES Committee and the Board each consider, as appropriate, current and emerging risks associated with accounting and reporting, project cost estimating, human capital management, information technology, compliance and safety.
Assessment of Cybersecurity Risks
We, along with others in our industry, are susceptible to information security breaches and other cybersecurity-related incidents. We are committed to protecting the integrity and security of our systems and electronic information. Our security program includes security risk assessments, security monitoring, and managed detection and response services. We regularly review and, if we deem appropriate, we enhance and upgrade our policies and operating standards. We conduct employee security awareness training and education. We are continuing to enhance our preventive and defensive capabilities in line with globally recognized information security standards, maintaining appropriate information security risk insurance policies, and implementing other measures to mitigate potential threats and losses, where possible. As part of the Audit Committee’s regular review of our enterprise risk management framework, the Audit Committee reviews our risks relating to cybersecurity and other information technology risks, controls and procedures as well as the Company’s plans to mitigate such risks. To that end, the Audit Committee engages regularly with the Chief Financial Officer, Information Technology management and Internal Audit to understand the internal and external cybersecurity threats to the Company’s information and technology systems.
Assessment of Enterprise Risks
The Audit Committee monitors and oversees the Company’s enterprise risk management processes. The Company’s enterprise risk management department engages various levels of operations and our senior and executive management teams in identifying enterprise risks which the Company faces, or may face in the future, to identify, assess, and prioritize the Company’s most significant risks. Reports are given by the Company’s Director of Internal Audit to the Audit Committee quarterly.
Assessment of Human Capital Management and Environmental Risks
The Board, the Compensation Committee and the SES Committee share oversight of risks related to Human Capital Management. Each of these regularly receives written and oral reports from, and interacts with, members of our executive management, concerning aspects of human capital management.
The Board established the SES Committee in 2020 specifically to focus on the areas of safety, environmental and sustainability and chose as its chair Dr. Dorward-King, who has experience in and a professional focus on safety, the environment, and sustainability. The SES Committee receives regular reports from senior and executive management on the Company’s health and safety statistics, environmental matters, regulatory changes affecting the Company’s operations, endangered species’ reports, and the Company’s COVID response. Additionally, the SES Committee takes an active role in guiding the Company’s ESG activities, goals and reporting.
Assessment of Risks in our Executive Compensation Program
We do not believe risks arising from our executive and broad-based compensation policies and practices are reasonably likely to have a material adverse effect on the Company or our business, nor do we believe that the executive compensation program encourages unnecessary or excessive risk-taking.
The Compensation Committee reviews and approves corporate goals relating to our Chief Executive Officer’s compensation and approves total compensation for our senior executives. In addition, as part of our risk management process, senior management periodically identifies and discusses major areas of risk with the Board. As part of its regular reports to the Board, the Compensation Committee discusses the potential for unnecessary or excessive risk-taking. For more detail on the process by which executive compensation is set, see “Compensation Philosophy and Objectives,” page 32.
Specifically, the Board and the Compensation Committee control risks arising from executive compensation policies and practices (the “Executive Leadership Annual Incentive Program”) in part by controlling the mix of cash and long-term equity incentives. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Annual incentives are capped for all named executive officers at 200% of target and annual incentives for all of our named executive officers are tied to overall corporate performance and/or individual objectives. The compensation provided to the executive officers in the form of long-term equity awards helps further align executives’ interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price and operating performance and because awards are staggered and subject to long-term vesting schedules. Our long-term equity awards in combination with our stock ownership requirements help ensure that executives have significant value tied to long-term stock price performance and therefore are cognizant of how short-term decisions impact the long-term health of the organization.
More specifically, the Compensation Committee retains subjective discretion in some instances to adjust short-term incentive formulas, which allows the Compensation Committee to review the results from the fiscal year and determine whether, despite achievement of financial goals, the intents and purposes of the Executive Leadership Annual Incentive Program were met. In doing so, the Compensation Committee may consider whether activities taken during that fiscal year comport with the Company’s strategic plan and align management objectives with stockholder interests. As a result, the incentive may be adjusted on an individual basis, independent of achievement of formulaic targets.
In addition, certain awards granted in 2021 under our long-term incentive plan were composed of equity that vests over a three-year period subject to the executive’s continued employment. These equity awards were structured to induce our executive officers to focus on the long-term capital appreciation, health and viability of the Company, rather than a short-term increase in stock price.
Finally, the Company has a Recoupment Policy, which requires certain compensation to be repaid to the Company if awarded as a result of misstated earnings. The Board will re-evaluate and, if necessary, revise the Recoupment Policy to align with governance best practices and applicable laws.
SELECTION OF NOMINEES FOR BOARD OF DIRECTORS
Nominating and Corporate Governance Nomination Process
The Nominating and Corporate Governance Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our Annual Meeting. The Nominating and Corporate Governance Committee does not set specific minimum qualifications for director positions. In evaluating potential director candidates, including incumbent directors, the Nominating and Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board.
In addition, whenever a new seat or a vacated seat on the Board is being filled, candidates who appear to best fit our needs are identified, and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee are then recommended to the Board. After the Board approves a candidate, the Chair of the Nominating and Corporate Governance Committee extends an invitation to the candidate to join the Board.
When evaluating director candidates and considering incumbent directors for re-nomination to the Board, the Nominating and Corporate Governance Committee considers a variety of factors. Among the factors considered by the Nominating and Corporate Governance Committee are the following:
•	the nominee’s independence;
•	the nominee’s ability to read and understand corporate financial statements;
•	the nominee’s relevant professional skills and depth of business experience, including industry knowledge;
•	the nominee’s character, judgment and personal and professional integrity;
•	the nominee’s qualifications for membership on certain committees of the Board;
•	the nominee’s willingness to commit sufficient time to attend to his/her duties and responsibilities as a member of the Board;
•	any potential conflicts of interest involving the nominee; and
•	the composition and diversity of our existing Board.
In identifying potential candidates for the Board, the Nominating and Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Nominating and Corporate Governance Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board. We request that any such firms retained by us include women and ethnically diverse candidates in the proposals they present to us.
Recommendation of Candidates by Stockholders
The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for membership on the Board, provided that a complete description of such proposed nominee’s qualifications, experience and background, together with a statement signed by each proposed nominee in which he or she consents to act as such, accompanies the recommendations and provided further that any such recommendation must also be made according to the procedures, and within the same time deadlines, applicable under our Bylaws to director nominations. Such recommendations should be submitted in writing to the Corporate Secretary and should not include self-nominations. Director candidates recommended by stockholders will be evaluated using the same criteria as those applied to other director candidates.
COMMUNICATING WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties wishing to communicate with our Board can send communications to one or more members of the Board by writing to the Board or to specific directors (including independent directors or committee chairs) or to a group of directors at the following address:
Great Lakes Dredge & Dock Corporation Board of Directors
Great Lakes Dredge & Dock Corporation
c/o Corporate Secretary
9811 Katy Freeway, Suite 1200
Houston, TX 77024
Any such communication will be promptly distributed by the Corporate Secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the entire Board. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
BOARD COMPOSITION
Our Board is currently composed of eight members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Messrs. Dickerson, Steger and Steuert are members of the class whose terms expire at the 2022 Annual Meeting of Stockholders. Dr. Dorward-King and Mr. Levenson are members of the class whose term expires at the 2023 Annual Meeting of Stockholders. Messrs. Petterson and Shipp and Ms. Shanahan are members of the class whose term expires at the 2024 Annual Meeting of Stockholders.
The Board of Directors has nominated Lawrence R. Dickerson, Ronald R. Steger and D. Michael Steuert for re-election at the Annual Meeting to the Board of Directors for three-year terms expiring at the 2025 Annual Meeting of Stockholders. Each director will hold office until his or her respective successor is elected and qualified or until his or her earlier death, disqualification, resignation or removal. Each of Mr. Dickerson, Mr. Steger and Mr. Steuert has indicated a willingness to serve.
The persons named as proxies on the proxy card will vote the proxies received by them for the election of Mr. Dickerson, Mr. Steger and Mr. Steuert, unless otherwise directed. In the event that a nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed proxy card may vote for a substitute nominee at their discretion as recommended by the Board.
VOTE REQUIRED AND RECOMMENDATION
The nominees for director will be elected for three-year terms, provided that they receive a plurality of the votes of the shares present at the meeting and entitled to vote on the election of directors. This means that, if a quorum is present, the three persons receiving the greatest number of votes at the Annual Meeting will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement, which is three.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING DIRECTORS TO THE GREAT LAKES BOARD:
✔ Lawrence R. Dickerson	✔ Ronald R. Steger	✔ D. Michael Steuert

Director Qualifications
We believe that our director nominees, individually and together with our incumbent directors as a whole, possess the requisite experience and skills necessary to carry out their duties and to serve the best interests of the Company and its stockholders.
EXPERIENCE, KEY QUALIFICATIONS & SKILLS

The following paragraphs provide information as of the record date, including a brief biography with experience and a description of certain key qualifications and skills, about each of our director nominees and incumbent directors.
Board Diversity Matrix (As of March 25, 2022)
Board Size:
Total # of Directors			8
Gender:	Male	Female	Non-Binary	Gender Undisclosed
# of Directors based on gender identity	6	2	0	0
# of Directors Identifying in Any of the Categories Below:
African American or Black	1	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	5	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	Undisclosed
The following paragraphs provide information as of the record date, including a brief biography with experience and a description of certain key qualifications and skills, about each of our director nominees and incumbent directors.

DIRECTOR NOMINEES FOR ELECTION AT THE 2022 ANNUAL MEETING:
Lawrence R. Dickerson, age 69
Board Chair
Director since: 2017
Independent: Yes
Committees: Nominating and Corporate Governance (Chair)
LAWRENCE R. DICKERSON spent 34 years at Diamond Offshore Drilling, Inc. (NYSE:DO), a deepwater oil and gas drilling contractor, where he served as a member of the Board of Directors from 1998, and as President and Chief Executive Officer from 2008 until his retirement in 2014. Prior to his service as President and Chief Executive Officer, Mr. Dickerson served as Chief Financial Officer, during which time he helped take the company public, and as Chief Operating Officer, during which time he gained substantial operating and commercial experience. In addition to being a seasoned executive, Mr. Dickerson has significant board experience. He has been a member of the Board of Directors of Murphy Oil Corporation (NYSE:MUR), an oil and gas exploration and production company, and Oil States International (NYSE:OIS), an oilfield equipment services company, since 2014. Mr. Dickerson is a member of the Audit and Nominating and Governance Committees at Murphy Oil Corporation and is Chair of the Compensation Committee and a former member of the Audit Committee at Oil States International. Mr. Dickerson was Non-Executive Chairman of the Board of Directors of Hercules Offshore, Inc. (NASDAQ:HERO), an offshore drilling company, from 2015 – 2016. Mr. Dickerson received a B.B.A. from the University of Texas.
Key Qualifications and Skills: Mr. Dickerson has experience as a President, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer with prior service on several public boards. He served as Chair of another publicly traded company and held memberships on various Audit, Nominating and Governance and Compensation Committees. Mr. Dickerson has extensive operating and commercial experience in capital-intensive businesses in deepwater oil and offshore/gas drilling industries, as well as governmental, international, public market and large-scale vessel construction experience.
Ronald R. Steger, age 68
Director since: 2018
Independent: Yes
Committees: Audit (Chair); Nominating and Corporate Governance
RONALD R. STEGER previously served on the Boards of Directors of Global Eagle Entertainment Inc., where he held the position of Audit Committee Chair; International Seaways, Inc. (NYSE:INSW) from 2016 – 2017 where he held the positions of Corporate Governance Committee Chair and Risk Management Committee Chair; Overseas Shipholding Group, Inc. (NYSE:OSG) from 2014 – 2018, where he served as Audit Committee Chair, Corporate Governance Committee Chair and Risk Management Committee Chair, and Sentinel Energy Services Inc. (NASDAQ:STNL) from 2018 – 2020. Mr. Steger also served as an Advisory Board Member of ATREG, Inc. from 2014 – 2020. Mr. Steger is currently a Senior Technical Advisor at Effectus Group, a boutique accounting advisory firm that specializes in serving high-growth technology companies. Until December 31, 2013, Mr. Steger worked as an Audit Partner for KPMG LLP, where he served a broad array of clients in the Fortune 1000 and middle market technology, chemical, food service and semiconductor sectors. Additionally, Mr. Steger has gained significant knowledge regarding the marine services industry through his board service. Mr. Steger is a licensed Certified Public Accountant (retired status). He received a B.S. from Villanova University.
Key Qualifications and Skills: Mr. Steger has expertise as a partner of one of the largest professional services networks in the world, with 37 years of accounting, advisory and consulting experience, including participation in Audit Committee investigations and Public Company Accounting Oversight Board (“PCAOB”) inspections. He has prior service on several public boards, including as Audit Committee Chair and Corporate Governance and Risk Assessment Committee Chair. Mr. Steger has extensive experience with acquisition, divestiture, initial public offering and private equity and debt placement transactions. He seconded with KPMG Munich for a three-year period, and has substantial knowledge regarding international debt and equity transactions.

D. Michael Steuert, age 73
Director since: 2017
Independent: Yes
Committees: Compensation (Chair); Safety, Environmental and Sustainability
D. MICHAEL STEUERT rejoined Fluor Corporation (NYSE:FLR), one of the world’s largest publicly traded engineering, procurement, construction, maintenance and project management companies, on June 1, 2019 as Chief Financial Officer. He retired from Fluor at the end of 2020. Previously, Mr. Steuert served as Senior Vice President and Chief Financial Officer of Fluor Corporation from 2001 until his retirement in 2012. Previously, Mr. Steuert served as SVP and CFO of Litton Industries Inc., a defense contractor acquired by Northrop Grumman Corporation in 2001 and as Senior Vice President and Chief Financial Officer of GenCorp Inc., now Aerojet Rocketdyne, a technology-based aerospace and defense company (NASDAQ:AJRD), from 1990 – 1999. Mr. Steuert started his career at TRW Inc. In addition to his extensive executive leadership experience, Mr. Steuert has substantial board experience. He had been a member of the Board of Directors of Liquefied Natural Gas Limited (ASX:LNG) from 2015 until the sale of the company in 2019 and was a member of its Audit Committee, Compensation Committee and Chairman of its Risk Committee. He has also been a member of the Board of Directors of Weyerhaeuser Co. (NYSE:WY) from 2004 until his retirement in 2021 and was a member and former Chairman and the financial expert of the Audit Committee. Mr. Steuert received a M.S. in Industrial Administration and a B.S. in Physics from Carnegie Mellon University.
Key Qualifications and Skills: Mr. Steuert has comprehensive experience as a Chief Financial Officer and has prior service on public boards, including as Audit Committee Chair and financial expert and as Risk Committee Chair. He has held memberships on multiple Audit Committees as well as a Corporate Responsibility and Governance Committee. Mr. Steuert has extensive leadership expertise at one of the world’s largest publicly traded engineering, procurement, construction, maintenance and project management companies.

OTHER DIRECTORS:
Elaine J. Dorward-King, age 64
Director since: 2020
Independent: Yes
Committees: Audit; Safety, Environmental and Sustainability (Chair)
DR. ELAINE DORWARD-KING most recently was the Executive Vice President, Sustainability and External Relations at Newmont Mining Corporation (“Newmont”) (NYSE:NEM), the world’s leading gold mining company. Dr. Dorward-King has spent the majority of her career in mining and joined Newmont in 2013. Prior to joining Newmont, Dr. Dorward-King spent 20 years with Rio Tinto, one of the world’s largest diversified producers of metals and minerals, in general management and Environmental Health and Safety leadership roles. Dr. Dorward-King has over 25 years of leadership experience in creating and implementing sustainable development, safety, health and environmental strategy as well as programs in mining, chemical and engineering consulting sectors. Currently Dr. Dorward-King serves on the Board of Directors of Kenmare Resources plc (LSE:KMR, ISE:KMR); Sibanye Stillwater plc (JSE:SSW, NYSE:SBSW); and NovaGold (TSX:NG, NYSE American:NG). Dr. Dorward-King holds a Bachelor’s Degree from Maryville College and received a PhD in Analytical Chemistry from Colorado State University.
Key Qualifications and Skills: Dr. Dorward-King has 25 years of management and leadership experience in capital-intensive industries. Dr. Dorward-King has extensive experience in risk management, health, safety and environmental programs and sustainability strategies. Dr. Dorward-King also has international operations experience.
Ryan J. Levenson, age 46
Director since: 2016
Independent: Yes
Committees: Compensation; Nominating and Corporate Governance
RYAN J. LEVENSON currently serves as Principal and Portfolio Manager of Privet Fund Management, LLC (“Privet”), an investment firm, and Chief Executive Officer of Hardinge, Inc., a multinational machine tool builder acquired by an affiliate of Privet. Mr. Levenson previously served as Vice President of Business Development at MS International, Inc., a privately held building products distributor and construction services company, and as a financial analyst at Cramer Rosenthal McGlynn, LLC, a long/short equity hedge fund and SAC Capital Advisors LLC, an investment management company. Mr. Levenson serves on the board of directors Hardinge, Inc. Previously, Mr. Levenson served on the board of directors of AgJunction, Inc., a global positioning system designer and manufacturer, Frequency Electronics, Inc., a telecommunications and electronics company, Cicero, Inc., a software company, BK Technologies Corporation, an American manufacturing company, Material Sciences Corporation, an American materials technology company, and The Middleby Corporation, a commercial and residential cooking and industrial process equipment company. Mr. Levenson received a Bachelor of Arts Degree from Vanderbilt University.
Key Qualifications and Skills: Mr. Levenson has deep expertise in cost reduction and strategic realignment and an extensive background in private equity, investment and asset management. Mr. Levenson also has significant public board experience, including membership on various audit, compensation and corporate governance committees.

Lasse J. Petterson, age 65
President and Chief Executive Officer
Director since: 2016
Independent: No
LASSE J. PETTERSON was named Chief Executive Officer in May 2017 and assumed the additional title of President in March 2020. He has served as a member of our Board since December 2016. Prior to his employment with the Company, Mr. Petterson served as a private consultant to clients in the oil and gas sector, and was Chief Operating Officer and Executive Vice President at Chicago Bridge and Iron Company N.V. (NYSE:CBI) (“CB&I”), an engineering, procurement and construction company, from 2009 – 2013. Prior to CB&I, Mr. Petterson was Chief Executive Officer of Gearbulk, Ltd., a privately held company that owns and operates one of the largest fleets of gantry craned open hatch bulk vessels in the world. He was also President and Chief Operating Officer of AMEC Inc. Americas, a subsidiary of AMEC plc (NASDAQ:AMFW), a British multinational consulting, engineering and project management company. Prior to joining AMEC, Mr. Petterson served in various executive and operational positions for Aker Maritime, Inc., the deepwater division of Aker Maritime ASA of Norway, over the course of 20 years. He spent the first nine years of his career in various positions at Norwegian Contractors, an offshore oil and gas platform contractor. Mr. Petterson is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. He received a M.Sc., Engineering, as well as a B.S., from Norwegian University of Technology.
Key Qualifications and Skills: For two decades, Mr. Petterson has served in various executive and operational positions, and most recently has extensive experience as Chief Executive Officer, Chief Operating Officer and President. He has particular capabilities in multinational consulting, engineering and project management; extensive engineering, procurement and construction expertise in the oil and gas sector, including offshore oil and gas platform contracting; and operational experience with maritime companies.

Kathleen M. Shanahan, age 63
Director since: 2018
Independent: Yes
Committees: Compensation; Safety, Environmental and Sustainability
KATHLEEN M. SHANAHAN is currently Chief Executive Officer of Turtle & Hughes, Inc., a private, certified women-owned business, which services the industrial, construction, commercial, electrical contracting, export and utility markets. Ms. Shanahan joined the Board of Directors of HireQuest (NASDAQ:HQI) in 2019 and currently serves on the Audit Committee. Ms. Shanahan has served as Chair of Ground Works Solutions (previously known as URETEK Holdings, Inc.), which provides foundation lifting and soil stabilization solutions, since 2011 and previously also served as Chief Executive Officer from 2011–2016. Ms. Shanahan also previously served as the Chair and Chief Executive Officer of WRS Infrastructure & Environment, Inc. (d/b/a WRScompass), an environmental engineering and civil construction company, as a member of the Board of Directors and Audit Committee of TRC Companies, Inc. (NYSE:TRR) from 2015–2017, and as a member of the Board of Directors and Chair of the Executive Compensation Committee of WCI Communities, Inc. (NYSE:WCI) from 2004–2007. Additionally, Ms. Shanahan has held numerous positions in government and public policy, having served on the campaigns and administrations as Chief of Staff for Florida Governor Jeb Bush and for Vice President-elect Dick Cheney; Deputy Secretary of the California Trade and Commerce Agency for California Governor Pete Wilson; special assistant to Vice President George H.W. Bush; and as staff assistant on President Ronald W. Reagan’s National Security Council. Ms. Shanahan currently serves on the boards of several private companies, including Lumia Analytics, ALLOY, and Tampa General Hospital. Ms. Shanahan is a member of Women Corporate Directors and the International Women’s forum. Ms. Shanahan previously served on the board of TerraSea Environmental Solutions LLC, one of the Company’s previous joint ventures. She received a M.B.A. in Executive Business Administration from New York University’s Leonard N. Stern School of Business and a B.A. in Nutrition Biochemistry and Economics from the University of California, San Diego.
Key Qualifications and Skills: Ms. Shanahan has served in various executive and operational positions, and most recently has significant experience as Chair and Chief Executive Officer of a company engaged in geotechnical construction and government contracting. She has prior service on private and public boards, including membership on various Audit and Compensation Committees. Ms. Shanahan possesses extensive skills in development, leadership and management of environmental remediation, geotechnical and civil construction operations. She also has expertise in public policy and public affairs matters, involving advisory, communication, development and implementation strategies.

Earl L. Shipp, age 64
Director since: 2021
Independent: Yes
Committees: Audit
EARL L. SHIPP spent 38 years at Dow Inc. (NYSE:DOW), formerly known as The Dow Chemical Company, a materials science leader committed to delivering innovative and sustainable solutions for customers in packaging, infrastructure and consumer care. Mr. Shipp is the former Vice President of Operations for the U.S. Gulf Cost and Vice President for Texas Operations responsible for more than a third of Dow’s global asset base, until his retirement in October 2017. Prior assignments include President of Dow’s India, Middle East, and Africa region with board level oversight of several Dow J.V. Companies, and President of Dow’s Basic Chemicals Group, with P&L responsibility for 6 global business units. Mr. Shipp has domestic and international executive and non-executive leadership experience in manufacturing, operations, large capital program conception and execution, and strategic growth. Currently, Mr. Shipp serves on the Board of Directors of National Grid PLC (NYSE:NGG; London:NG), including as Chair of the Safety & Sustainability Committee and member of the People & Governance Committee; and Olin Corporation (NYSE:OLN), including as a member of the Audit Committee. Mr. Shipp also currently serves on the advisory board of St. Luke’s Health System of Texas, a private company. Mr. Shipp holds a Bachelor’s Degree in Chemical Engineering from Wayne State University and graduated from The Consortium for Graduate Study in Management at Indiana University. Additionally, Mr. Shipp is a United States Coast Guard Licensed Captain.
Key Qualifications and Skills: Mr. Shipp has almost four decades of leadership, capital investment execution, and operational experience at one of the largest chemical producers in the world. He has prior service on public boards, including as Board Chair and Safety & Sustainability Committee Chair. He has held memberships on various Audit, Governance, Nominations and Remuneration Committees. Mr. Shipp has extensive experience in multinational leadership and international operations. His US Coast Guard rating makes him very acquainted with the marine environment where Great Lakes operates.

2021 DIRECTOR COMPENSATION
The compensation of our directors is determined by the Compensation Committee and approved by the Board. Directors who are employees of the Company do not receive separate compensation for their Board service. The annual compensation package for our non-employee directors is designed to attract and retain highly experienced and qualified individuals to serve on the Board and promote a strong alignment of interests between the Company’s non-employee directors and its stockholders.
The Compensation Committee annually reviews the design of the annual compensation package for non-employee directors. The Company believes that the compensation of our non-employee directors fairly reflects the work and skills required for a company of our size and complexity. The compensation package was established following consultation with the Compensation Committee’s independent compensation consultant and was intended to be competitive relative to the Company’s peer group and general industry market data. No changes to our non-employee director compensation program were made during 2021.
Each of our non-employee directors currently receives an annual retainer of $155,000, payable quarterly in arrears. The retainer is generally payable 50% in cash and 50% in grants of fully vested shares of our common stock at the end of each fiscal quarter. In addition to the annual retainer, our Board approved the annual retainers for committee service or committee chair service, as applicable, as set forth below.
Annual Board and Committee Retainers for the Fiscal Year Ended December 31, 2021
$100,000	Non-employee Board Chair
$155,000	All non-employee directors (including Board Chair)
$20,000	Audit Committee Chair
$5,000	Audit Committee Members
$10,000	Compensation Committee Chair
$4,000	Compensation Committee Members
$7,500	Nominating and Corporate Governance Committee Chair
$4,000	Nominating and Corporate Governance Committee Members
$10,000	Safety, Environmental and Sustainability Committee Chair
$4,000	Safety, Environmental and Sustainability Committee Members
The committee annual retainers are paid in cash to the committee members each quarter in arrears. Directors are permitted to elect to receive a greater percentage of their annual retainers in common stock rather than cash. In addition, non-employee directors are also allowed to defer their cash retainers and the equity component of their annual retainers into deferred stock units payable in shares of the Company’s common stock upon the director’s separation from the Board or such other date as selected by the director or mandated by the terms of the Great Lakes Dredge & Dock Corporation Director Deferral Plan. We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.
The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2021.
Name	Fees Earned/ Paid in Cash(1)	Stock Awards(2)	Total
Lawrence R. Dickerson(3)	$86,000	$183,249	$269,249
Elaine J. Dorward-King	$74,000	$100,001	$174,001
Ryan J. Levenson	$—	$163,680	$163,680
Kathleen M. Shanahan	$66,125	$96,885	$163,010
Earl L. Shipp(4)	$34,416	$32,858	$67,274
Ronald R. Steger	$92,000	$91,999	$183,999
D. Michael Steuert	$88,500	$84,506	$173,006
(1)	This column represents the cash portion of non-employee director compensation paid for 2021 service. Mr. Levenson elected to receive 100% of his director compensation in deferred stock units.
(2)	This column represents the value of fully vested shares of our common stock granted as the equity component of the annual retainer that each director was granted for 2021 service and, for Mr. Levenson, shares of deferred stock units. The annual retainer grant dates occur quarterly on the last trading day of March, June, September and December, payable as four substantially equal installments and prorated for any quarter of partial service. The amounts set forth in this column represent the grant date fair value of stock awards granted during the fiscal year ended December 31, 2021 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. As of December 31, 2021, Mr. Levenson was the only non-employee director with outstanding equity awards as a result of his deferral elections. As of such date, Mr. Levenson held 74,368 deferred stock units.
(3)	The stock awards column for Mr. Dickerson includes additional quarterly grants of fully vested shares of our common stock equal to $100,000 for Mr. Dickerson’s service as Board Chair.
(4)	Mr. Shipp’s service on the Board commenced on July 29, 2021.
STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS
Non-employee directors are subject to a stock retention requirement and are required to retain common stock in the amount of five times the annual pre-deferral cash retainer received for service as a member of the Board. For 2021, that amount was $387,500 in common stock. Until the required ownership level is achieved, non-employee directors are required to hold at least 50% of the shares received as equity compensation (after taxes). All directors have either achieved the required ownership level or are in compliance with the retention requirement. This retention requirement includes both common stock and deferred stock units in the calculation of the retention requirement.

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
We have appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2022. During 2021, Deloitte & Touche LLP also served as our independent registered public accounting firm and, in addition, provided certain tax and other services, see “Matters Related to Independent Registered Public Accounting Firm – Professional Fees” on page 29. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
VOTE REQUIRED AND RECOMMENDATION
Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2022 provided this proposal receives the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of voting against the proposal.
Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR”RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

MATTERS RELATED TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have appointed Deloitte & Touche LLP, referred to as “Deloitte,” to be our independent registered public accounting firm for the year ending December 31, 2022. Each year, the Audit Committee evaluates the qualifications of the Company’s independent auditors and considers: (1) the quality and efficiency of the services provided; (2) the auditor’s technical expertise, knowledge of our Company’s operations and global capabilities; (3) the auditor’s communications and interactions with the Company; (4) the auditor’s independence and objectivity; (5) whether the auditor has recently been the subject of any administrative, criminal or civil investigations or been accused of violating PCAOB policies; and (6) the auditor’s fee proposal. Stockholders are being asked to ratify the appointment of Deloitte at the Annual Meeting pursuant to “Proposal No. 2” on page 28 of this Proxy Statement.
Professional Fees
We paid the following professional fees to our independent registered public accounting firm, Deloitte and its affiliates, for the years ended December 31, 2021 and 2020:
	Paid for the year ended December 31,
	2021	2020
	(in thousands)
Audit Fees(1)	$1,355.1	$1,334.8
Audit-Related Fees(2)	$180.0	$___
Tax Fees(3)	$24.7	$23.5
All Other Fees(4)	$4.6	$4.6
Total:	$1,564.4	$1,362.9
(1)
This category includes audit fees for services related to our annual audits of our financial statements and internal controls over financial reporting, quarterly reviews of our financial statements performed in accordance with accounting standards generally accepted in the United States of America and services that are normally provided by Deloitte related to statutory or regulatory filings or engagements.

(2)	This category primarily includes fees related to comfort letters issued in support of debt offerings and work related to other regulatory documents.
(3)	This category primarily includes fees for tax advice, tax planning and compliance related to our international operations and other tax advice related to specific non-routine transactions.
(4)	This category includes subscription fees to an online accounting research tool.
AUDIT COMMITTEE PRE-APPROVAL POLICY FOR INDEPENDENT ACCOUNTANT SERVICES
The Audit Committee oversees the process for and approves the selection of our registered public accounting firm’s lead engagement partner. At the Committee’s instruction, the public accounting firm will recommend candidates to be considered for the lead engagement partner role, who are then interviewed by our management. After considering recommendations made by our management, the Committee then interviews the candidates for lead engagement partner, considers the appointment, and approves the selection as a committee.
The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. From time to time, however, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee may also pre-approve services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. For the year ended December 31, 2021, the Audit Committee pre-approved all such audit and non-audit services, including tax services, provided by the independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE
With respect to 2021, the Audit Committee has:
➣	reviewed and discussed the audited financial statements with management;
➣	discussed with our independent auditor, Deloitte, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
➣
received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2021.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Ronald R. Steger, Chair

Earl L. Shipp	Elaine J. Dorward-King

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
Our Compensation Discussion and Analysis (“CD&A”) reviews the objectives and elements of Great Lakes’ executive compensation program, describes the related processes of our Compensation Committee (the “Committee”), and discusses the 2021 compensation earned by our named executive officers.
For fiscal 2021, our named executive officers were:
Name	Title
Lasse J. Petterson	President and Chief Executive Officer
Scott L. Kornblau*	Senior Vice President, Chief Financial Officer and Treasurer
David E. Simonelli	Chief Operating Officer
Vivienne R. Schiffer	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
James J. Tastard	Senior Vice President, Chief Human Resources and Administrative Officer
Mark W. Marinko**	Former Senior Vice President, Chief Financial Officer
*	Mr. Kornblau joined the Company on October 1, 2021 as Senior Vice President and Chief Financial Officer, and assumed the role of Treasurer on January 25, 2022.
**	Mr. Marinko separated from the Company on September 30, 2021.
Financial Performance
We believe our 2021 achievements have positioned the Company for future investments and positive growth for our stockholders. Financial metrics are:
2021 FINANCIAL REVIEW
Net Income	Adjusted EBITDA	Net Debt
$49.4 million	$127.4 million	$175.5 million
$16.7 MILLION DECREASE	$23.7 MILLION DECREASE	$68.3 MILLION INCREASE
*	A reconciliation of Adjusted EBITDA is provided in Appendix A.
We delivered superior value to our stockholders in 2021, both on an absolute basis and relative to our peers. In 2021, we had a 19.4% total stockholder return as compared to a median average of 1.3% of total stockholder return for our Peer Group and increased our market capitalization from $856 million to $1,033 million.
“Say-on-Pay” Advisory Vote on Executive Compensation
At the 2021 Annual Meeting of Stockholders, approximately 98% of voting stockholders cast an advisory vote in support of the Company’s executive compensation program. The Committee considered this vote during its annual examination of the executive compensation program as one of many factors in deciding the Company’s ongoing executive compensation policies and procedures, and did not make any changes to the Company’s executive compensation program in response to the 2021 “say-on-pay” vote.

What Guides Our Program
Compensation Philosophy and Objectives
The Company’s executive compensation program is designed to attract and retain highly skilled, performance-oriented executives and closely align compensation paid to our named executive officers with our operating and financial goals. The Committee regularly discusses the general principles that form the basis of our executive compensation program. The objectives, which guided the Committee’s executive compensation decisions in 2021, are discussed below.
Objective	Key Elements
Align the interests of our executives with those of our stockholders.	✔
Performance-based executive compensation, including annual incentives and grants of performance-based restricted stock units, which are designed to incentivize management actions that are considered likely to enhance long-term Company performance and achieve selected financial and strategic metrics;

	✔	Awards of time-vested restricted stock units under our long-term incentive plan, the value of which are dependent upon the growth of the Company’s stock price over a period of several years; and
	✔	Executive stock ownership guidelines pursuant to which executives are expected to maintain significant holdings of our stock.

Reward achievement of both annual and long-term strategic and financial performance.	✔	Grants of performance-based restricted stock units, the payout of which is contingent upon our performance, as measured by certain key financial measures, over three annual performance periods;
	✔	Grants of restricted stock units, the value of which are dependent upon the growth of the Company’s stock price over a period of several years; and
	✔	Annual performance-based incentive award, with a targeted focus on annual individual and Company-wide strategic and financial goals.

Attract, motivate and retain highly experienced employees in key executive positions.	✔	A competitive total direct compensation package consisting of base salary, performance-based annual incentive awards and long-term equity awards;
	✔	Employment agreements with our executives, which contain severance and change in control protections; and
✔
A Supplemental Savings Plan, a deferred compensation program providing a tax-advantaged method for our executives to save for retirement by deferring salary and annual incentive compensation and to receive matching and profit sharing contributions.

Emphasis on Performance
As discussed in more detail below, a primary goal of our executive compensation program is to achieve accountability for performance by linking elements of executive compensation to achievement of measurable performance objectives that reflect our strategic plan. Because a portion of total direct compensation is in the form of performance-based variable pay awards (annual incentive awards and long-term incentive equity awards), the aggregate total direct compensation of our executives is designed to increase when the Company’s performance exceeds, and to decrease when the Company’s performance falls short of, our strategic and financial goals. Total direct compensation for each of our executives can also increase or decrease based on individual performance.
Key Compensation Elements
The primary elements of our compensation program for named executive officers are base salary, an annual incentive opportunity and long-term incentive awards. Each component is designed to contribute to a total executive compensation package that is competitive, performance-based and supportive of our financial and strategic goals. In determining the total compensation of the named executive officers, the Committee considers our operating and financial performance as a whole as well as each executive’s execution of the responsibilities associated with his or her respective position. The following table outlines the framework of the main elements of our executive compensation program for our named executive officers.
Compensation Element	Purpose	Key Characteristics
Base Salary	Provides a pay opportunity that is designed to be competitive with companies for which we compete for talent without incurring excessive fixed costs.	Determined by responsibility, level of position, assessment of competitive pay, individual performance and other market factors.
Compensation Element	Purpose	Key Characteristics
Annual Incentives	Motivates performance by delivering rewards for achievement of Company and individual performance goals, while delivering reduced or no awards for Company or individual underperformance.	Annual cash award or combination of cash and equity, subject to achievement of pre-determined financial measures and other key corporate performance objectives.
Long-Term Incentives (Restricted Stock Units)	Rewards the achievement of long-term financial and strategic goals, retains key talent and creates stockholder value by aligning with long-term performance objectives.
Performance-Based Restricted Stock Units	Subject to performance criteria based on EPS for each of fiscal years 2021, 2022 and 2023. If earned, vests on the anniversary of the grant date after the applicable performance period.
Pay Mix
Part of our named executive officers’ total direct compensation opportunity is equity-based, variable/at-risk, and/or long-term. The following charts illustrate the relative value of compensation components for our 2021 total direct compensation program (base salary, annual incentive awards and long-term incentive equity awards) as a percentage of total direct compensation. For purposes of these calculations base salary, annual incentive awards and long-term incentive equity awards were annualized for both named executive officers who departed in 2021 and those who were hired in 2021.
BREAKDOWN OF CEO AND OTHER NAMED EXECUTIVE OFFICERS TARGET COMPENSATION OPPORTUNITY*

*	These charts illustrate the annual executive compensation program and exclude the one-time sign-on equity award granted to Mr. Kornblau in connection with the commencement of his employment.

Good Compensation Governance Practices
The Committee regularly reviews our executive compensation program and incorporates commonly viewed best practices as it deems appropriate; examples of best practices that we have adopted include:
✔	The majority of executive compensation is variable and linked to achieving financial and strategic goals or to the Company’s stock price performance over time	✔	There are no tax gross-ups for excess parachute payments
✔	All senior executives have stock retention requirements	✔	The Company maintains a compensation recoupment (i.e., “clawback”) policy
✔	Annual incentive compensation and long-term executive compensation are based on a variety of pre-established performance metrics	✔	Directors, officers and all other employees are prohibited from hedging or pledging Company securities
✔	The Committee conducts a regular risk assessment of executive compensation program	✔	Grant agreements for restricted stock units prohibit the payment of dividend equivalents prior to the vesting date, and none are paid with respect to restricted stock units that are forfeited
✔	Target total direct compensation is designed to be competitive with peer group and other companies with which we compete for talent	✔	We maintain double trigger cash severance and long-term incentive provisions in the event of a change in control
✔	Committee engages an independent compensation consultant	✔	Limited perquisites are provided
Role of the Compensation Committee
The Committee, composed entirely of independent directors, oversees the executive compensation program for our named executive officers. As part of its annual process, the Committee works closely with executive management and its independent compensation consultant.
Generally, in the first and fourth quarters of each year, the Committee reviews our historical pay and Company and individual performance information, including our performance relative to the objectives set forth in the prior year’s incentive program. The Committee approves annual incentive awards for executive officers based on recommendations from our CEO for executive officers other than himself and on our performance. The Committee also determines the executive compensation program for the current year. As part of this process, the Committee reviews the aggregate value of the total compensation opportunities provided to each of the executive officers. Following the review, the Committee determines annual base salaries, target annual incentive compensation, and long-term incentive opportunities for each executive officer. The Committee also approves the goals and performance metrics for our annual incentive compensation and the performance-based component of our long-term incentives. In the first quarter of 2021, the Committee set performance goals for the annual incentive compensation and long-term incentive program.
Throughout the year, the Committee discusses the philosophy for the overall executive compensation packages and decides whether changes should be made in the design of the program. As part of regular Committee meetings, Committee members generally meet in executive session, during which members of management are not present.
From time to time, the Committee considers the effect of one-time or unusual items, if any, that may impact reported financial results. To more accurately reflect the operating performance of our business, the Committee reviews a number of potential adjustments to our reported financial results for incentive program purposes. Generally, any adjustments are intended to exclude unbudgeted one-time or unusual items and external factors that are viewed as obscuring the core operational performance of the Company or are otherwise not indicative of the Company’s normal operations, and therefore, not indicative of the underlying Company performance. Standard adjustments may be made: for accounting-related changes or changes in laws or regulations not included in our annual operating plan, such as changes related to U.S. tax reform; to exclude integration costs or make other adjustments related to unbudgeted merger and acquisition activity; and for other items not considered representative of the results of operations for the period, as approved by the Committee. When determining payouts under the annual incentive plan for 2021, the Committee made adjustments for COVID-related items and other one-time or unusual items, as discussed further below.
Role of Management in Establishing Compensation
At the direction of the Committee Chair, management prepares materials for the Committee in advance of its meetings. During the annual evaluation process, the CEO evaluates the performance of our named executive officers (other than himself) and provides a recommendation to the Committee with respect to changes to base salary, annual performance incentives and long-term incentive equity awards. Our CEO provides recommendations regarding the compensation of the other named executive officers but is not involved in setting his own compensation.
Role of Compensation Consultant
Pursuant to its charter, the Committee has the independent authority to engage the services of outside advisors and experts, including executive compensation consultants. The role of the compensation consultant is to provide independent, expert advice to the Committee on the design of the Company’s compensation program and the level of compensation paid to our senior executives. The compensation consultant reports directly to the Committee and is not utilized to perform any other services for the Company. The Committee has assessed the independence of the compensation consultant that performed services for the Committee during 2021 and concluded that the compensation consultant’s work is independent of management and does not raise any conflicts of interest. The Committee has the authority to hire and dismiss the compensation consultants, as well as to establish new engagements. If requested by the Committee, a representative of the compensation consultant may participate in Committee meetings.
The Committee retained Pearl Meyer to serve as the Company’s independent executive compensation consultant for the 2021 program, during which time Pearl Meyer worked with the Committee to review the executive compensation program and make recommendations for improvements to the program for 2021.
Role of Benchmarking and Peer Companies
The Committee considers salary, annual incentive compensation and long-term incentive compensation for the named executive officers against competitive market information. For purposes of setting 2021 compensation, the peer group consisted of the following 19 companies (“Peer Group”):
Fiscal 2021 Peer Group
Aegion Corporation	Infrastructure and Energy Alternatives, Inc.	Orion Group Holdings, Inc.
Ameresco, Inc.	Limbach Holdings, Inc.	SEACOR Holdings, Inc.
Argan, Inc.	Logistec Corporation	Sterling Construction Company, Inc.
Badger Daylighting Ltd.	Matrix Service Company	Team, Inc.
Construction Partners, Inc.	Mistras Group, Inc.	Tidewater Inc.
Hill International, Inc.	MYR Group Inc.
IES Holdings, Inc.	NV5 Global, Inc.

The Committee selected this Peer Group in the fourth quarter of 2020 with the assistance of its compensation consultant, after considering U.S.-based public companies in the same and similar Global Industry Classification System (GICS) Industry Group with comparable revenues, total assets and enterprise value. The compensation consultant considered companies with similar lines of business as the Company, namely asset-intensive companies that provide infrastructure and engineering services, research and consulting services, environmental and facilities services, marine ports and services, and oil and gas equipment and services, and are of similar size to Great Lakes. The compensation consultant recommended maintaining the same peer group as utilized for 2020 executive compensation decisions. Select comparative financial measures for the Peer Group are summarized below:
	Peer Group		Great Lakes
	Median	75th Percentile	Company Data	Percentile Rank
		(in millions)
Revenue	$758	$1,152	$720	43%
Total Assets	$574	$958	$948	72%
Enterprise Value	$517	$801	$739	73%
Median/Percentiles determined by Pearl Meyer using Standard & Poor’s Capital IQ Service and Peer Group company information. The financial information referenced above was derived from data as of July 31, 2020.
The Committee utilizes the Peer Group as a reference point for decisions relating to our executive compensation program involving our named executive officers. Executive compensation data from the Peer Group is aggregated by the compensation consultant and presented to the Committee in summary form. The Committee reviews the aggregated data to obtain a general understanding of current executive compensation practices utilized by our Peer Group. The Committee also utilizes the data as a market check that the Company’s pay practices are generally competitive and fulfill the Committee’s stated goal of attracting and retaining its named executive officers. The Committee does not target specific levels of executive compensation as compared to the Peer Group.
On an annual basis, the compensation consultant provides a competitive market assessment, which includes a report on the compensation of our named executive officers, relative to a market median (developed based on an analysis of the compensation elements from the Peer Group, along with executive compensation data from published compensation surveys). The Committee considers the competitive market assessment when making its final executive compensation decisions. It is the Committee’s current intention to continue annual competitive market assessments to evaluate whether our senior executives are compensated appropriately in terms of levels and design.
2021 Executive Compensation Program in Detail
Base Salary
We seek to provide competitive base salaries that allow us to attract and retain executive talent without incurring excessive fixed costs. Accordingly, we consider a variety of factors such as:
•	the salaries of executives in similar positions in our Peer Group;
•	our executives’ skills, experience and knowledge;
•	the responsibilities required of the executives in their roles;
•	the importance of the position to the Company; and
•	the difficulty of replacement.
Decisions regarding individual salary levels were based upon a review of multiple criteria including market data of our Peer Group, the individual’s performance, the Company’s performance and the advice of the compensation consultant. Effective January 1, 2021, our named executive officers received base salary increases as part of the total annual executive compensation program and the factors detailed above. Compensation for Mr. Kornblau was determined based on the market pay levels for the Chief Financial Officer position, as well as his prior experience in comparable roles at other organizations.

Name	2021 Base Salary	2020 Base Salary	% Increase
Lasse J. Petterson	$755,000	$725,000	4.14
Scott L. Kornblau	$435,000*	$—	—
David E. Simonelli	$436,560	$428,000	2.00
Vivienne R. Schiffer	$356,000	$356,000	—
James J. Tastard	$345,000	$345,000	—
Mark W. Marinko	$410,000**	$402,000	1.99
*	Mr. Kornblau received $108,750 in FY2021 as prorated salary based on his start date of October 1, 2021.
**	Mr. Marinko received $334,340 in FY2021 as prorated salary based on his separation date of September 30, 2021.
Annual Incentive Compensation
The Company’s annual incentive compensation program is designed to be supportive of the Company’s short-term operating objectives and to provide competitive target total annual executive compensation opportunities. In 2021, the Company adopted its 2021 Long Term Incentive Plan (the “2021 LTIP”), which replaced the Company’s 2017 Long Term Incentive Plan (the “2017 LTIP”). In 2021, the Company granted annual incentive compensation pursuant to the Executive Leadership Annual Incentive Program, which was administered under the 2017 LTIP or, in the case of Mr. Kornblau, the 2021 LTIP. All of our named executive officers participated in the program.
The formula for calculating annual incentive compensation payouts is as follows:

Each named executive officer has quantitative and qualitative performance goals that are established annually. For 2021, the Committee set Adjusted EBITDA as the financial goal for named executive officers. The Committee established the financial target based on the Company’s budget plan for the year and set threshold and stretch goals for the Company at 80% and 120% of budget, respectively.
The Committee also set qualitative individual goals for each named executive officer, as described below. The qualitative goals are set at the beginning of the performance period (or, with respect to Mr. Kornblau, at the time of hire) and are designed to motivate performance with respect to other stated strategic, operational, financial and corporate objectives.
Performance for the CEO was measured based solely on the financial results of the Company as a whole. The Committee also considered, but did not assign a specific weight to, the individual qualitative goals listed below when determining whether to modify the CEO’s actual award. Performance for the other named executive officers was measured based on the financial results of the Company as a whole and on individual goals according to the weights set forth below.
Name	Financial Measurement Weight	Individual Strategic Goal Weight
Lasse J. Petterson	100%	0%
Scott L. Kornblau	80%	20%
David E. Simonelli	80%	20%
Vivienne R. Schiffer	80%	20%
James J. Tastard	80%	20%
Mark W. Marinko	80%	20%
The Committee retains subjective discretion to adjust payout results as it deems appropriate and in accordance with the terms of the 2017 LTIP and the 2021 LTIP. Under the Executive Leadership Annual Incentive Program, the Committee may modify calculated payouts from 0% - 150% based on individual performance, although individual modifications are expected to be generally +/- 10% of calculated amounts. In addition, as detailed above in Role of the Compensation Committee, adjustments may be made to mitigate the effects of events that, unless excluded, would be inconsistent with the intent of the annual incentive compensation program. In 2021, the Compensation Committee made adjustments to the calculation of the Company’s Adjusted EBITDA in recognition of unusual or non-recurring events affecting the Company, primarily to take into account the negative effects of the COVID-19 pandemic on the Company’s operations.
2021 Goal Detail
Below is the summary of annual incentive compensation goals for 2021. Weighting of each goal varied based on each named executive officer’s role with the Company.
Annual Incentive Compensation Metric	How Measured	Why Chosen?
Adjusted EBITDA*	Achievement of Adjusted EBITDA, which rewards the achievement of strategic objectives in supporting the Company’s annual and strategic plan.	Adjusted EBITDA allows us to evaluate our operational efficiency and success in generating profit from revenues.

Safety**	Achievement of improvements in Total Recordable Incident Rate and Man Overboard incidents.	Our goal is to be Incident and Injury Free®, sending our employees home safe and injury-free every day. Each member of the Company, including executives, is responsible for driving our safety culture.

People, Talent and Culture**	Continue initiatives related to talent development program, organizational analysis and structured environmental, social and governance processes.	Attracting, retaining and developing talented team members is critical to the Company’s short- and long-term success.

Business Review**	Continue cost savings, develop and execute on fleet rationalization and modernization, review business lines and secure new revolving credit facility.	Execution of objectives in alignment with the Company’s strategic plan, including continued cost savings, is the primary focus of our executive team.

Budget**	Achievement of individual operating plans.
While all executives’ performance targets are tied to Company-wide financial metrics, each individual is also measured on his or her individual operating budget to ensure efficient management of his or her department or division.

*	A reconciliation of Adjusted EBITDA is provided in Appendix A.
**	Component used to assess individual performance, weighted at 20% for named executive officers other than the CEO.
Financial Goal Achievement for 2021
We were below the target financial goal for the year set by the Committee.
	Adjusted EBITDA vs. Budget (as adjusted below)	Pool Funding (% Target)
	Performance Level
<Threshold	$125.0 MM	0%
Threshold	$125.0 MM	50%
Target	$156.2 MM	100%

	Adjusted EBITDA vs. Budget (as adjusted below)	Pool Funding (% Target)
	Performance Level
Maximum	$187.4 MM	200%
Performance between threshold and target and target and maximum are linearly interpolated. The performance levels disclosed above include budgeted incentive pay (excluded for calculation of achievement of performance goals).
Actual Adjusted EBITDA was $127.4 million. In determining payouts under our annual incentive program, the Compensation Committee has given consideration to recognize our executive employees’ performance during 2021 despite certain one-time, unique or special challenges, such as the impact of COVID-19, and to reward operating decisions that were made in order to protect the health and safety of our employees and add long-term value to the Company. The Compensation Committee determined it was appropriate to adjust performance with respect to the Adjusted EBITDA metric in order to reflect the impact of these unanticipated one-time, unique or special items, including costs associated with the Company’s continued relocation to Houston, the engagement of strategic advisors for our expansion into the offshore wind industry, and most significantly, the estimated costs associated with adverse impacts to our operations and increased costs related to the COVID-19 pandemic. For purposes of the Company’s annual incentive awards, as adjusted by the Compensation Committee for special, nonrecurring events, the Adjusted EBITDA was $152.8 million, which was between the threshold and target achievement levels and funded the portion of the CEO’s incentive allocation to Company performance at 94.1% of target. Without adjustment, the actual Adjusted EBITDA was $127.4 million, which was between the threshold and target, and would have funded the portion of the CEO’s incentive allocation to Company performance at 63.8% of target.
Individual Goal Achievement for 2021
To assess individual goals, each named executive officer submits a written self-appraisal regarding the achievement of his or her pre-established goals for the year. For the named executive officers other than the CEO, the appraisals are reviewed by the CEO. The CEO provides performance appraisals for each of the named executive officers, which are then discussed with the Committee. The self-appraisal for the CEO is discussed with the Committee.
Despite the costs and negative operational impacts of COVID-19, the Committee firmly believes that overall individual performance of the executive officer team delivered solid operational performance and significant operational and strategic successes, and exceeded the target for the year.
The following factors were considered when assessing the performance of the named executive officers (other than the CEO):
➣	Successful execution of the 2021 Operating Plan
➣	Implementation of our new organizational structure, including regional operational centers and leadership development program
➣	Introduction of our “lowest unit cost” initiative
➣	Development and execution of our Offshore Wind strategy, including contract and launch of our Jones Act-compliant subsea rock installation vessel
➣	Further development of our new hopper dredge build program
➣	Above-target achievement of safety goals, including improvement of Total Recordable Incident Rate (“TRIR”) and Lost Time Incident Rate Reporting (“LTIR”) metrics
➣	Reduction of Man Overboard (“MOB”) incidents and introduction of vessel improvements designed to lessen MOB risks
➣	Continued development of our structured Environmental, Sustainability and Governance (“ESG”) initiatives

Actual Payouts for 2021
Based on the financial goal achievement (for all of the named executive officers) and the assessment of qualitative goals (for named executive officers other than the CEO) for 2021, the Committee awarded annual incentive awards to each of our named executive officers as reflected in the following table:
	Target Award Opportunity		Actual Award $	Opportunity Earned % of Target
Name	% Salary	$
Lasse J. Petterson	100%	$755,000	$710,455	94.1%
Scott L. Kornblau	65%	$70,688	$67,351*	95.3%
David E. Simonelli	65%	$283,764	$276,046	97.3%
Vivienne R. Schiffer	55%	$195,800	$190,474	97.3%
James J. Tastard	55%	$189,750	$180,794	95.3%
Mark W. Marinko	65%	$199,895	$199,895**	100.0%
*	Mr.Kornblau received $67,351 for FY2021 prorated award based on his start date of October 1, 2021.
**	Pursuant to the terms of his separation agreement, Mr. Marinko received a prorated target annual incentive in connection with his termination of employment in September 2021.
Long-Term Incentive Awards
Overview
Long-term incentives in 2021 were awarded pursuant to the 2017 LTIP or the 2021 LTIP, depending on the timing of the grant. Every year, the Committee reviews the mix of types of incentives and the percentage of each type of incentive granted. In 2021, the Committee chose to grant restricted stock units with a combination of performance-based and service-based vesting conditions. The Committee believes this mix of grant types motivates key executives to drive business results against the Company’s goals, further aligns management’s interests with those of our stockholders over the long-term and retains individuals deemed critical to the Company’s future success.
The aggregate value of a named executive officer’s long-term incentive equity award is determined by the Committee in conjunction with its consideration of the 2021 competitive market assessment and is based, in part, upon the contribution that the named executive officer is expected to make to the overall growth, strategic and financial performance of the Company during the vesting period. The Committee also considers equity compensation levels of our Peer Group and the annual competitive market assessment.
2021 Long-Term Incentive Grants
The Committee considers and reviews many factors in determining the appropriate mix of long-term equity incentive awards. These factors include the prevalence and composition of equity awards reported in the competitive market assessment, as well as the mix of awards deemed necessary to effectively incentivize management and reward the creation of value for stockholders and strong overall strategic and financial performance. Additional information regarding the long-term incentives selected by the Committee for 2021 is set forth in the following table:
Type	Features	How Measured	Why Chosen?
Performance-Based Restricted Stock Units (“PSUs”)	• Fifty percent (50%) of the regular long-term incentive grant. • Target number of PSUs is based on the stock price on the date of grant.
• Number of PSUs that may be earned range from 0% - 200% of target based on achievement of budgeted EPS for 2021, 2022 and 2023 (one-year performance periods).
• Earned PSUs for the applicable fiscal year

• Align long-term compensation for named executive officers with Company performance.
• EPS complements the Adjusted EBITDA metric in the annual incentive plan and reflects bottom line profitability, thereby aligning executive pay

Type	Features	How Measured	Why Chosen?
		vest on the anniversary of the grant date after the applicable performance period.	with stockholder interests.
Restricted Stock Units (“RSUs”)	• Fifty percent (50%) of the regular long-term incentive grant. • Number of RSUs is based on the stock price on the date of grant.	• Time-based; vests in three equal annual installments.	• Encourage retention and align interests of management with stockholders through benefits and risks of stock.
In the first quarter of the program grant year, the Committee sets the threshold, target and maximum performance criteria for PSUs vesting in each of the three one-year performance periods in the program. The criteria are pre-determined for the full three-year performance cycle, with increasing targets for each year of the program. It is the Committee’s policy to authorize and grant equity awards as of the date of the Committee meeting at which such awards are approved by the independent directors who serve on the Committee, based upon the fair market value of our common stock as of the grant date of the award.
The PSU program is three years in length, although each performance period is one year. The Committee continues to assess the viability of setting longer performance periods. The Committee’s decision to select one-year performance periods is influenced to a large degree by the fact that a significant portion of the Company’s revenue is based on the budget of the Corps. The Corps’ budget is set by Congress on an annual basis, and the Company has limited visibility and assurances regarding future years. Accordingly, the Committee sets the first year of the performance period based on the Company’s budget and sets increased target performance for the second and third years of the grant at the time of the award. In that way, should the Corps’ budget experience negative fluctuations, a factor outside management’s control, targets for the second or third year could be impacted but the entire program will not be affected.
Mr. Simonelli was awarded a performance grant of 50,000 shares on January 13, 2021, for his relocation to Houston and his having met 85% of EPS, in the discretion of the Compensation Committee.
The total grants and grant fair values for the long-term incentive awards granted under the 2021 program are set forth below. The Committee determined the grant size after considering market practices, individual performance and input from the Committee’s compensation consultant.
	Target Opportunity (as a % of Base Salary)	Restricted Stock Units		Performance-Based Restricted Stock Units
Name		Shares (#)	Grant Date Fair Value(1)(2)	Shares (#)	Grant Date Fair Value(1)(2)	Total LTI Value at Target
Lasse J. Petterson(3)	180%	46,130	$683,143	46,130	$683,143	$1,366,286
Scott L. Kornblau(4)		15,000	$226,500	—	—	$226,500
David E. Simonelli(5)	85%	12,596	$185,539	62,596	$893,039	$1,078,578
Vivienne R. Schiffer	60%	7,251	$106,807	7,251	$106,807	$213,614
James J. Tastard	60%	7,026	$103,493	7,026	$103,493	$206,986
Mark W. Marinko	75%	10,439	$153,766	10,439	$153,766	$307,532
(1)	Grant date fair value is calculated in accordance with ASC Topic 718.
(2)	The new hire grant for Mr. Kornblau is calculated at $15.10 per share on October 1, 2021.
(3)
Mr. Petterson received a second grant on November 22, 2021, which was approved in order to bring his compensation further in line with market data, with the grant delivered 50% in RSUs with a grant date fair value of $15.27 per share ($103,149) and 50% in PSUs with a grant date fair value of $15.27 per share ($103,149) and subject to the same performance conditions as the 2021 equity grants.

(4)	Mr. Kornblau received a one-time RSU grant at time of hire as part of sign-on, and he did not participate in the annual equity grants.
(5)	Mr. Simonelli received an additional grant of 50,000 PSUs on January 13, 2021 with a grant date fair value of $14.15 per share ($707,500, as described above).

Long-Term Incentive Achievement for Fiscal Year 2021
The Committee reviewed the Company’s performance for fiscal year 2021 for long-term incentives granted under the 2019 program, the 2020 program and the 2021 program. The table below identifies the EBIT and EPS performance criteria for the outstanding PSU grants based on fiscal year 2021 performance as well as the Company’s results:
	EBIT vs. Budget		EPS vs. Budget
	Performance Level (2019 Grant)	Performance Level (2020 Grant)	Performance Level (2021 Grant)	Funding (% Target)
<Threshold	$60.8 MM	$0.57	$0.86	0%
Threshold	$60.8 MM	$0.57	$0.86	50%
Target	$86.9 MM	$0.88	$1.07	100%
Maximum	$113.0 MM	$1.19	$1.29	200%
The Committee determined that EBIT achieved for the 2019 grant was between the threshold and target, with actual 2021 EBIT of $84.4 million, resulting in 95.3% of the target PSUs issued. For the 2020 grant, the Committee determined that the 2021 EPS was between the threshold and target, with actual 2021EPS of $0.75, resulting in 78.4% of the target PSUs issued. The Committee determined the minimum required threshold EPS was not achieved for 2021 and, as a result, no named executive officers were issued PSUs from the 2021 grant. For consideration of Mr. Simonelli’s special grant, the Committee determined that EPS should be adjusted for one-time, unique or special items, resulting in an adjusted EPS of $1.05 and 100% PSUs issued to target. Without adjustment, the actual EPS was $0.75, which have resulted in forfeiture of the special grant.
Other Compensation Practices, Policies and Related Matters
Stock Ownership and Retention Guidelines
The Company maintains guidelines for stock ownership with respect to its named executive officers, senior executives and vice presidents. The purpose of the guidelines is to encourage our named executive officers, senior executives and vice presidents to demonstrate a commitment to the Company and its stockholders by retaining a required value of Company stock. Each participant is provided with a reasonable period of time to attain the required ownership level. The guidelines provide that each continuing named executive officer retain a number of eligible shares with a value at least equal to a multiple of the executive’s base annual salary as follows:
Name	Retention Requirement
Lasse J. Petterson	5.0x salary
Scott L. Kornblau	3.0x salary
David E. Simonelli*	3.0x salary
Vivienne R. Schiffer	3.0x salary
James J. Tastard	3.0x salary
*	For Mr. Simonelli, vested but unexercised options granted prior to 2014 are valued using the Black-Scholes model and count towards a portion of his retention requirement.
All shares of common stock are eligible shares and count toward the retention requirement, with the shares of common stock valued using an average of the closing stock price over the prior month. Each named executive officer must retain 50% of net profit shares realized upon the: (i) exercise of stock options, (ii) settlement of performance-based restricted stock units and (iii) vesting of restricted stock units until the required retention value is attained. As of December 31, 2021, each of our continuing named executive officers was in compliance with the guidelines through meeting the retention requirement or complying with the retention ratio of 50% of net profit shares. The Committee does not consider existing stock ownership levels of individual executives in determining the amount of long-term incentive equity awards.
Additional Benefits
The Company has adopted benefit programs that are designed to be supportive of business and human resource strategies and that provide for the delivery of equitable value to executives relative to lower-level employees. The Company strives to avoid programs that do not support an identifiable business objective.

Accordingly, the named executive officers generally participate in the same benefits program that is provided to other employees, including life and medical insurance and 401(k) matching and profit sharing. Our 401(k) plan provides that we will match, dollar for dollar, up to 6% of an employee’s salary and incentive compensation that is contributed to his or her 401(k) account. We also may provide a profit sharing contribution to an employee’s 401(k) account as a percentage (between 0% and 7%) of the employee’s salary. However, the IRS limits the total annual contribution for an employee into a qualified plan. This amount was $19,500 for 2021 and an additional $6,500 for anyone age 50 or over.
Supplemental Savings Plan
In addition, our named executive officers and other eligible employees may contribute to a Supplemental Savings Plan (“SSP”), a nonqualified deferred compensation plan that allows eligible employees to elect to defer salary and annual incentive compensation and to receive matching and profit sharing contributions in excess of the maximum amounts that they can defer or receive under the 401(k) plan due to IRS limits. Although the SSP is unfunded, participants may elect to notionally invest deferred amounts in most of the investment alternatives that are available under the qualified 401(k) plan. Participants also elect when to receive distributions of deferred amounts under the SSP. No tax gross-ups are provided to participants under the SSP.
Compensation Recoupment (“Clawback”) Policy
We have a compensation recoupment policy, which requires certain cash and equity incentive compensation to be repaid to the Company if awarded as a result of inaccurate financial data. The policy applies to current and former executive officers of the Company, as well as other employees designated by the Board or the Committee. In addition, the policy allows the Committee to recoup compensation paid to an employee as a result of any conduct justifying termination for cause of that employee.
Risk Assessment
We designed our executive compensation program to drive performance toward the achievement of our short-term and long-term goals and to increase stockholder value, while appropriately balancing risk and reward. In March 2021, the Committee conducted its annual review and risk assessment of the Company’s executive compensation policies and practices. Following this review, the Committee concluded that our executive compensation program was appropriately designed for the size and complexity of the Company and does not encourage excessive risk-taking.
Employment Agreements
As of December 31, 2021, and discussed beginning on this page, all of our continuing named executive officers had written employment agreements, which would entitle each executive to severance benefits depending upon the circumstances of resignation or termination. The Committee believes that these agreements provide essential protections to both the named executive officers and the Company. Agreements providing for severance and change-in-control payments assist us in attracting and retaining qualified executives who have job alternatives. At the same time, the applicable agreements preserve our valuable assets by imposing upon the executives’ non-competition and non-solicitation restrictions, confidentiality obligations and cooperation covenants. In connection with his departure from the Company, Mr. Marinko received separation benefits consistent with the terms of his employment agreement.
The Board and the Committee believe that retention of key personnel is an important goal. Employment agreements are one vehicle for retaining top talent. The Board and Committee believe that the severance benefits agreed to in the case of termination events are reasonable in light of the potential value delivered to stockholders in return. Our executives’ agreements do not provide excise tax gross-ups. In 2021, the Committee reviewed the employment agreements with its compensation consultant, Pearl Meyer, and concluded that the agreements are generally in line with typical market practices.
Prohibition on Hedging and Pledging
We believe that equity ownership fosters an atmosphere where directors, officers and other employees “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s stockholders. Accordingly, we prohibit directors, officers and all other employees from the trading of derivative securities related to shares of our stock, including hedging strategies, puts, calls or other types of derivative securities. Our insider trading policy also prohibits all directors, officers and employees from pledging shares of our stock.
Compensation Committee Interlocks with Insider Participation
During a portion of fiscal year 2021, the Compensation Committee was composed of D. Michael Steuert (current Chair), Lawrence R. Dickerson, and Kathleen M. Shanahan, none of whom is an employee or current or former officer of our Company, or any of the Company’s subsidiaries, nor had any relationship with our Company requiring disclosure. The Board has determined that Messrs. Steuert and Dickerson and Ms. Shanahan are independent in accordance with NASDAQ Marketplace Rules. On September 8, 2021, Ryan J. Levenson replaced Lawrence R. Dickerson as a member of the Compensation Committee. Mr. Levenson is not an employee or current or former officer of our Company, or any of the Company’s subsidiaries, nor has he had any relationship with our Company requiring disclosure. The Board has determined that Mr. Levenson is independent in accordance with NASDAQ Marketplace Rules. There were no interlocking relationships during the fiscal year ended December 31, 2021.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions with the Company’s management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

D. Michael Steuert, Chair
Ryan J. Levenson	Kathleen M. Shanahan

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table for Year Ended December 31, 2021
The following table summarizes the compensation of our named executive officers for the year ended December 31, 2021 and, to the extent required by applicable SEC disclosure rules, the years ended December 31, 2020 and December 31, 2019:
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Compensation(2)	All Other Compensation(3)	Total
Lasse J. Petterson President & Chief Executive Officer	2021	$755,000	$—	$1,366,286	$710,455	$272,063	$3,103,804
	2020	$725,000	$—	$1,160,000	$1,256,353	$159,438	$3,300,791
	2019	$700,000	$—	$1,375,802	$1,580,000	$144,089	$3,799,891
Scott L. Kornblau Senior Vice President, Chief Financial Officer as of October 1, 2021	2021	$108,750	$—	$226,500	$67,351	$12,713	$415,314
David E. Simonelli Chief Operating Officer	2021	$436,560	$—	$1,078,578	$276,046	$304,009	$2,095,193
	2020	$428,000	$—	$363,802	$483,044	$49,246	$1,324,092
	2019	$420,240	$—	$315,180	$497,984	$65,470	$1,298,874
Vivienne R. Schiffer Senior Vice President & Chief Legal Officer	2021	$356,000	$—	$213,614	$190,474	$31,001	$791,089

James J. Tastard Senior Vice President, Chief Human Resources & Administrative Officer	2021	$345,000	$—	$206,986	$180,794	$38,342	$771,122
	2020	$86,250	$35,000	$99,999	$76,092	$321,705	$619,046
Mark W. Marinko Former Senior Vice President & Chief Financial Officer	2021	$334,340	$—	$307,532	$—	$911,101	$1,552,973
	2020	$402,000	$—	$301,503	$440,635	$51,444	$1,195,582
	2019	$394,748	$—	$236,851	$412,512	$50,580	$1,094,691
(1)
Represents the aggregate grant date fair value for restricted stock units and performance–based restricted stock units granted in 2021. The amounts reported in this column are calculated in accordance with FASB ASC Topic 718. The amounts included for the performance–based restricted stock units granted during 2021 are calculated based on the probable outcome of the performance conditions for such awards at the time of grant, which was achievement of the target performance conditions for the regular program. If the highest level of performance is achieved for these performance–based restricted stock units, the maximum value of these awards at the grant date would be as follows: Mr. Petterson, $1,366,285; Mr. Simonelli, $1,078,578; Ms. Schiffer, $213,614; Mr. Tastard, $206,986; and Mr. Marinko, $307,533. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, see “Grants of Plan Based Awards Table in 2021” on page 46 for more information regarding the equity compensation granted in 2021 to our named executive officers.

(2)
Represents annual incentive compensation paid under the annual incentive program based upon the achievement of performance-based targets and individual qualitative goals. The 2021 annual incentives were paid in early 2022, see “Compensation Discussion and Analysis” on page 31 for further information regarding the 2021 annual incentive compensation program. Pursuant to the employment agreement with Mr. Simonelli, a portion of the earned annual incentives were incentives delivered as fully vested shares of common stock as follows: 25% of his award (or $69,011) was paid in shares of our common stock.

(3)	The dollar value of the amounts shown in this column for 2021 includes the following:
Name	Supplemental Savings Plan	Matching Contributions to 401(k)	Profit Sharing	Relocation Stipend	Severance Payments	Total
Lasse J. Petterson	$76,953	$17,400	$35,410	$142,300*	$—	$272,063
Scott L. Kornblau	$—	$7,613	$5,100	$—	$—	$12,713
David E. Simonelli	$2,100	$17,400	$20,475	$264,034**	$—	$304,009
Vivienne R. Schiffer	$—	$17,400	$13,601	$—	$—	$31,001
James J. Tastard	$4,761	$17,400	$16,181	$—	$—	$38,342
Mark W. Marinko	$5,175	$17,400	$14,423	$—	$874,103***	$911,101
*
Mr. Petterson’s relocation stipend represents a one-time lump sum allowance of $60,417 for miscellaneous expenses. He received reimbursement for closing costs ofa home in Illinois and relocation costs paid by the company to pack and move household goods, per Company policy.

**
Mr. Simonelli’s relocation stipend represents a $40,000 one-time miscellaneous relocation allowance and expense reimbursement for closing costs of a home in Illinois and relocation costs paid by the Company to pack and move household goods, and temporary living arrangements per Company policy. In addition, compensation was provided for housing, transportation, and club membership for the 2021, in the amount of $111,000, less applicable tax withholding. The amount was valued on the basis of the amount reimbursed to Mr. Simonelli or the service provider, as applicable.

***	Represents amounts paid in 2021 to Mr. Marinko pursuant to his separation agreement, and his prorated target annual incentive.
Grants of Plan-Based Awards in 2021
The following table provides additional information about our long-term incentive equity awards, which consist of performance-based restricted stock unit awards (“PSUs”), restricted stock unit awards (“RSUs”), and non-equity incentive plan awards, in each case, granted to our named executive officers in 2021 from the 2017 LTIP or 2021 LTIP, depending on the timing of the grant:
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Units(3) (#)	Grant Date Fair Value of Stock(4) (#)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lasse J. Petterson	Annual Incentive		377,500	755,000	1,510,000
	RSUs	March 5, 2021							39,375	579,994
	RSUs	November 22, 2021							6,755	103,149
	PSUs	March 5, 2021				19,688	39,375	78,750		579,994
	PSUs	November 22, 2021				3,378	6,755	13,510		103,149
Scott L. Kornblau	Annual Incentive		35,344	270,68	541,376
	RSUs	October 1, 2021							15,000	226,500
David E. Simonelli	Annual Incentive		141,882	283,764	567,528
	RSUs	March 5, 2021							12,596	185,539
	PSUs	January 13, 2021					50,000	50,000		707,500
	PSUs	March 5, 2021				6,298	12,596	25,192		185,539
Vivienne R. Schiffer	Annual Incentive		97,900	195,800	391,600
	RSUs	March 5, 2021							7,251	106,807
	PSUs	March 5, 2021				3,626	7,251	14,502		106,807
James J. Tastard	Annual Incentive		94,875	189,750	379,500
	RSUs	March 5, 2021							7,026	103,493
	PSUs	March 5, 2021				3,513	7,026	14,052		103,493
Mark W. Marinko	Annual Incentive		99,948	199,895	399,790
	RSUs	March 5, 2021							10,439	153,766
	PSUs	March 5, 2021				5,220	10,439	20,878		153,766
(1)
As described above, annual incentive awards under the annual incentive program are based on the achievement of certain performance metrics, see “Components of Executive Compensation – Annual Incentive Compensation” on page 37 for further information regarding the Annual Incentive Plan. For Mr. Simonelli, 75% of the annual incentive is paid in cash and 25% is paid in common stock of the Company per the terms of his employment agreement.

(2)
Represents the threshold, target and maximum payment opportunities for the 2021 PSUs granted under the 2017 LTIP or 2021 LTIP, depending on the timing of the grant. The PSUs are subject to performance criteria based on EPS for each of fiscal years 2021, 2022 and 2023. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date after the applicable performance period. See “Components of Executive Compensation – Long-Term Incentive Awards” on page 40 for further information regarding the 2021 PSUs and achievement of the performance criteria for 2021.

(3)	Represents RSUs described under “Components of Executive Compensation – Long-Term Incentive Awards” on page 40. RSUs vest in annual one-third installments on each anniversary of the grant date.
(4)
Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The amounts included in this column for the PSUs granted during 2021 are calculated based on the probable satisfaction of the target performance conditions for such awards. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table provides information on outstanding equity awards held by our named executive officers as of December 31, 2021. The equity awards reported in the Stock Awards column consist of RSUs and PSUs and the equity awards reported in the Options Awards columns consist of non-qualified stock options.
	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Lasse J. Petterson
	—	—	$		26,969(2)	$424,762		$
	—	—	$		6,427(3)	$101,225		$
	—	—	$		57,031(4)	$898,238		$
	—	—	$		11,117(5)	$176,030	28,522(6)	$449,214
	—	—	$		46,130(7)	$726,548		$
	—	—	$		—(8)	$—	30,755(9)	$484,391
Scott L. Kornblau
	—	—	$		15,000	$236,250		$
David E. Simonelli
	31,314	—	$7.62	May 9, 2024	8,500(2)	$133,875		$
	—	—			$2,026(3)	$31,902		$
	—	—			$17,886(4)	$281,705		$
	—	—			$3,506(5)	$55,212	8,945(6)	$140,884
	—	—			$12,596(7)	$198,387		$
					—	—	8,398	$132,269
	—	—			$50,000(8)	$787,500(9)		$
Vivienne R. Schiffer
	—	—	$		7,251	$114,203		$
	—	—	$		—	$—	4,835	$76,151
James J. Tastard
	—	—	$		6,687	$105,320		$
	—	—	$		7,026(7)	$110,660		$
	—		$		—		4,685	$73,789
Mark W. Marinko
	—	—	$		6,388(2)	$100,611		$
	—	—	$		1,523(3)	$23,979		$
	—	—	$		14,824(4)	$233,478		$
	—	—	$		2,905(5)	$45,754	7,414(6)	$116,763
	—	—	$		10,439(7)	$164,414		$
	—	—	$		—(8)	$—	6,960(9)	$109,620
(1)	Based on the closing price of our common stock as reported on the NASDAQ Global Select Market of $15.75 per share on December 31, 2021.
(2)	RSUs vested on March 13, 2022.

(3)	PSUs earned as of December 31, 2021 and released to grantee on March 12, 2022.
(4)	RSUs vest in two equal installments beginning March 12, 2022 and 2023.
(5)	PSUs earned as of December 31, 2021 and released to grantee on March 12, 2022.
(6)
If earned, PSUs vest on March 13, 2022 based on performance goals for fiscal year 2021. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

(7)	RSUs vest in three equal installments beginning March 12, 2022.
(8)	PSUs earned as of December 31, 2021 and released to grantee on March 12, 2022.
(9)
If earned, PSUs vest in two equal installments beginning on March 12, 2022 based on performance goals for each of fiscal years 2021 and 2022. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

(10)
If earned, PSUs vest on March 12, 2022 based on performance goals for fiscal year 2021. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

Option Exercises and Stock Vested in 2021
The following table provides information on the value realized by our named executive officers with respect to stock options exercised during 2021 and with respect to RSUs and PSUs that vested during 2021:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)*	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)**
Lasse J. Petterson	—	$—	272,092	$4,075,353
Scott L. Kornblau	—	—	—	$—
David E. Simonelli	86,251	$668,196	69,255	$1,066,831
Vivienne R. Schiffer	—	$—	—	$—
James J. Tastard	—	$—	3,343	$52,686
Mark W. Marinko	—	$—	53,826	$829,790
*	Amounts reflect the difference between the transaction price of our stock on the exercise date less the exercise price.
**	Amounts reflect the value of the vested stock based on the closing price of our stock on the vesting date.
Nonqualified Deferred Compensation in 2021
We maintain a nonqualified Supplemental Savings Plan (“SSP”) for certain of our employees on United States payroll, including each of our named executive officers. Under the SSP, participants may defer up to 50% of their salaries, including commissions and incentive compensation (other than annual incentives) and may make a separate election to defer up to 100% of any annual performance-based cash incentives (after applicable taxes) they may earn. The SSP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the Company’s 401(k) Plan but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the Company’s 401(k) Plan, excluding in each case any such elective deferrals that exceed 6% of such Participant’s compensation for such Plan Year, as defined in the Company’s 401(k) Plan. Participants are generally permitted to choose from among the investment funds available under the Company’s 401(k) Plan for purposes of determining the imputed earnings, gains and losses applicable to their SSP accounts.
Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SSP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

The following table sets forth the details of the SSP:
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)(3)
Lasse J. Petterson	$375,980	$98,762	$234,833	$—	$2,167,444
Scott L. Kornblau	$—	$—	$—	$—	$—
David E. Simonelli	$12,339	$8,974	$456	$—	$818,062
Vivienne R. Schiffer	$—	$—	$—	$—	$—
James J. Tastard	$51,750	$7,340	$2,288	$—	$56,266
Mark W. Marinko	$3,075	$5,997	$2,894	$—	$491,283
(1)
The amounts reported in the Executive Contributions in Last FY column represent elective contributions of a portion of the executive’s base salary and/or annual incentive to the SSP (which amounts are also included in the Salary and Non-Equity Incentive Compensation column, respectively, of the 2021 Summary Compensation Table).

(2)
The amounts reported in the Registrant Contributions in Last FY column represent the Company’s contributions to each executive’s SSP (which amounts are also included in the All Other Compensation column of the 2021 Summary Compensation Table as SSP contributions and a portion of Profit Sharing contributions).

(3)
The amounts reported in the Aggregate Balance at FYE column represent the balance from the SSP and include various amounts previously reported in the Summary Compensation Table as Salary, Non-Equity Incentive Compensation or All Other Compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Overview
The following describes the estimated payments that would be made to the named executive officers pursuant to an employment agreement or other plans or individual award agreements in the event of the named executive officer’s termination of employment under the circumstances described below, assuming such termination took place on December 31, 2021.
Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors. Certain of the named executive officers, including Messrs. Petterson and Simonelli, are also eligible for certain payments and benefits in the event of a termination of employment due to voluntary retirement.
Payment of enhanced benefits is conditioned upon the executive’s execution of a release of claims in favor of the Company and its related entities. In addition to the release, for those executives with employment agreements, the executive must uphold certain restrictive covenants, including confidentiality of information, non-competition and non-solicitation.
Under the terms of the named executive officers’ employment agreements, if the payments and benefits to the named executive officers under the agreements would subject the named executive officers to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the named executive officer receiving a higher net after-tax amount.
The Petterson Agreement – Termination Provisions
Under Mr. Petterson’s agreement, if Mr. Petterson’s employment is terminated by the Company for “Cause” (defined below) or by Mr. Petterson other than for “Good Reason” (defined below), Mr. Petterson will be entitled to his base salary and employee benefits through the termination date.
Under Mr. Petterson’s agreement, if Mr. Petterson’s employment is terminated by the Company without Cause or Mr. Petterson’s resignation for Good Reason, he will be entitled to his base salary and employee benefits through the termination date, and also receive (i) 12 months of his base pay and target annual incentive compensation amount, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) the pro rata portion of his annual incentive compensation and the SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 12 months of subsidized medical and dental coverage for Mr. Petterson, his wife, and eligible dependents (to the extent each has been provided with coverage on the date immediately prior to the termination date); and (iv) 18 months of vesting credit for any unvested equity awards.
If within 24 months of a “Change in Control,” (defined below) the Company terminates the employment of Mr. Petterson other than for Cause or if Mr. Petterson voluntarily resigns his employment for Good Reason, the Company will pay Mr. Petterson, in lieu of the cash severance payment described above, a change in control payment equal to: (i) two times the sum of his then current base salary plus the average of his target annual incentive over the three year period immediately preceding his termination; and (ii) the pro rata portion of his annual incentive and SSP benefits earned through the termination date. In the event of such a termination, Mr. Petterson is also entitled to continued coverage under the Company’s health plans for up to 24 months following the termination date and full vesting of any outstanding unvested equity awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee).
If the Company elects not to renew the employment agreement for Mr. Petterson during any renewal term and within 12 months following the end of the renewal term terminates Mr. Petterson’s employment without Cause or Mr. Petterson voluntarily resigns his employment for Good Reason, then Mr. Petterson will receive full vesting of any unvested equity awards.
If Mr. Petterson retires after serving as Chief Executive Officer for at least six consecutive years, provides the Board with at least 12 months written advance notice of his intent to retire and remains employed by the

Company for at least 12 months after providing such notice, Mr. Petterson will receive full vesting of any of his outstanding equity awards as of the termination date; and Mr. Petterson will not be entitled to and will be ineligible to receive any new equity awards following the date on which Mr. Petterson notifies the Board of his retirement.
Mr. Petterson’s employment agreement does not provide for the continuance of any compensation or benefit obligations upon death or disability; however, pursuant to Mr. Petterson’s RSU agreements, Mr. Petterson would receive full vesting of any unvested equity awards under such circumstances.
For purposes of Mr. Petterson’s agreement:
“Cause” means: (a) a material breach of the agreement or an established policy of the Company; (b) an act constituting a felony or engagement in unethical or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character or reputation of the Company; (c) failure, refusal or inability to perform or habitual neglect of duties and responsibilities following written notice and opportunity to cure; (d) an act of material dishonesty, misconduct or fraud or violation of a fiduciary duty; or (e) failure to reasonably cooperate with any audit or investigation following written notice and opportunity to cure.
“Change in Control” means the occurrence of one or more of the following:
•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members within any twelve (12)-month period;
•	Certain corporate restructurings, including reorganizations, merger or consolidation or sale or other asset dispositions; or
•	Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.
A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.
“Good Reason” means the occurrence of any of the following:
•	Material diminution of Mr. Petterson’s authority, base salary, duties or responsibilities;
•	Management restructure whereby Mr. Petterson is subject to the authority of any officer or employee of the Company other than the Board;
•	Relocation of Mr. Petterson’s primary place of employment to a location more than fifty (50) miles from the Company’s current offices in Houston, Texas; or
•	Material breach of Mr. Petterson’s employment agreement by the Company.
A Good Reason resignation may occur under Mr. Petterson’s employment agreement only if: (i) such voluntary resignation occurs within one hundred fifty (150) days following the initial occurrence of the event giving rise to Good Reason; (ii) Mr. Petterson provided written notice of such event to the Board within ninety (90) days of the occurrence; and (iii) the Company failed to cure the event in question within thirty (30) days of receipt of such written notice from Mr. Petterson.
Lasse J. Petterson
Benefit	Termination Without Cause or Resignation due to Good Reason	Voluntary Termination or Retirement	Death or Disability	Termination Following a Change in Control
Salary	$755,000	$—	$—	$1,510,000
Annual Incentive(a)	755,000	—	—	2,380,780
Long-Term Incentives(b)	2,811,498	—	3,260,408	3,260,408
Health Benefits(c)	12,096	—	—	24,191
Total:	$4,333,594	$—	$3,260,408	$7,175,379
(a)
Under his employment agreement, Mr. Petterson receives (i) 100% of his target annual incentive and (ii) the pro rata portion of his actual annual incentive compensation and SSP benefits earned through the termination date, in the case of termination without Cause or resignation due to Good Reason. For a termination following a Change in Control, Mr. Petterson receives (i) two times the average of his target annual incentive over the three-year period preceding his termination and (ii) the pro rata portion of his actual annual incentive. As the performance period for Mr. Petterson’s annual incentive is the fiscal year, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits.
(b)
Represents the value of unvested long-term incentives and earned but unvested PSUs, calculated by multiplying the number of unvested RSUs held by Mr. Petterson by the $15.75 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2021. As of December 31, 2021, Mr. Petterson would have received 18 months of vesting credit for a termination without Cause or resignation due to Good Reason and full vesting credit as a result of death or disability or a termination without Cause or resignation due to Good Reason, in each case, within 12 months following non-renewal by the Company or 24 months after a Change in Control (excluding performance-based).

(c)
In the event of a termination without Cause or resignation due to Good Reason, Mr. Petterson is entitled to continued coverage under the Company’s medical and dental plans for up to 12 months (24 months in the event of a termination following a Change in Control) following the termination date (to the extent he had been provided with coverage prior to the termination date), subsidized by the Company.

The Simonelli Agreement – Termination Provisions
Under Mr. Simonelli’s agreement, if Mr. Simonelli’s employment is terminated by the Company for “Cause” (defined below) or voluntarily by Mr. Simonelli, then he will be entitled to his base salary and employee benefits through the termination date. For potential payments upon voluntary resignation, termination without Cause, or after a “Change in Control” (defined below), per Mr. Simonelli’s agreement, Mr. Simonelli’s payments are based upon his 2015 base salary.
If Mr. Simonelli voluntary resigns his employment, then the Company may elect to either: (a) cease all compensation and benefits upon the resignation date, in which case Mr. Simonelli would no longer be subject to the non-competition and non-solicitation covenants included in the agreement; or (b) enforce such covenants for a period of 24 months following termination and provide the executive with (i) a cash severance benefit equal to 18 months of base salary and (ii) 24 months of subsidized medical and dental coverage.
Under Mr. Simonelli’s agreement, if Mr. Simonelli’s employment is terminated by the Company without Cause, he will receive: (i) 24 months of his base pay, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) the prior year’s annual incentive plus SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 24 months of subsidized medical and dental coverage; (iv) full vesting credit for any unvested equity awards, excluding performance-based equity awards for which vesting credit may be awarded at the sole discretion of the Compensation Committee; and (v) payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Simonelli’s termination.
If Mr. Simonelli’s employment is terminated without Cause within 12 months after a Change in Control, he will receive: (i) two times his annual base pay, less applicable holdings, payable in a lump sum; (ii) the pro rata portion of the prior year’s annual incentive plus SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 24 months of subsidized medical and dental coverage; and (iv) full vesting credit for any unvested equity awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee).
If Mr. Simonelli dies or becomes permanently disabled, he will receive full vesting credit for any unvested equity awards. In addition, if Mr. Simonelli retires, he will receive full vesting of any of his unvested equity awards.
For purposes of Mr. Simonelli’s agreement:
“Cause” means: (a) a material breach of the non-competition and confidentiality provisions of the employment agreement; (b) the commission of a criminal act against the Company, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) failure or refusal to carry out, or comply with, any lawful directive of the Company’s Chief Executive Officer consistent with the terms of the employment agreement which is not remedied within 30 days after receipt of notice from us.
Delivery of a notice of non-renewal by the Company will be considered a termination without Cause effective as of the date that the term expires as a result of the notice of non-renewal. In addition, Mr. Simonelli’s voluntary resignation due to a material diminution of his position, authority, duties or responsibilities will be treated as a termination by the Company without Cause; provided that, (a) such voluntary resignation occurs within 65 days following the initial occurrence of such diminution, (b) Mr. Simonelli provides written notice of such diminution to the Board and the Chief Executive Officer within 30 days of such diminution, and (c) the Company fails to cure such diminution within 30 days of receipt of such written notice from Mr. Simonelli.
“Change in Control” means the occurrence of one or more of the following:
•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.
A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.
David E. Simonelli
Benefit	Termination Without Cause or Resignation for Good Reason	Voluntary Termination(d)	Retirement, Death or Disability	Termination Following a Change in Control
Base Salary	$695,000	$521,250	$—	$695,000
Annual Incentive(e)	483,044	—	—	483,044
Long-Term Incentives(f)	974,232	—	974,232	974,232
Health Benefits(g)	11,123	—	—	22,246
Outplacement(h)	15,000	—	—	—
Total:	$2,178,399	$521,250	$974,232	$2,174,522
(d)
Represents the value of payments made to Mr. Simonelli in the event the Company exercises its rights to enforce the restrictive covenants in Mr. Simonelli’s employment agreement following a voluntary termination by Mr. Simonelli.

(e)
Under his employment agreement, Mr. Simonelli receives 100% of the prior year’s annual incentive in the case of a termination without Cause and the pro rata percentage of his prior year’s annual incentive in the case of a termination without Cause following a Change in Control.

(f)
Represents the value of unvested long-term incentives calculated by multiplying the number of unvested RSUs plus earned but unvested PSUs held by Mr. Simonelli by the $15.75 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2021. As of December 31, 2021, Mr. Simonelli would have received full vesting credit for a termination without Cause or for a termination without Cause following a Change in Control or as a result of death or disability (excluding performance-based equity awards for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

(g)
In the event of a termination without Cause or a termination without Cause following a Change in Control, Mr. Simonelli is entitled to continued coverage under the Company’s medical and dental plans for up to 24 months following the termination date, subsidized by the Company.

(h)
In the event of a termination without Cause, Mr. Simonelli is also entitled to payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Simonelli’s termination without Cause.

The Kornblau Agreement – Termination Provisions
Under Mr. Kornblau’s agreement, if Mr. Kornblau’s employment is terminated by the Company for “Cause” (defined below), Mr. Kornblau, will be entitled to his base salary and employee benefits through the termination date. If Mr. Kornblau voluntary resigns his employment, then the Company will cease all compensation and benefits upon the resignation date.
Under Mr. Kornblau’s agreement, if Mr. Kornblau’s employment is terminated by the Company without Cause or he resigns for Good Reason, he will receive: (i) 12 months of his base pay, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) a pro rata portion of his annual incentive plus SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 12 months of subsidized medical and dental coverage at active employee rates; (iv) continued vesting of outstanding equity awards for 12 months; and (v) payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Kornblau’s termination.
If Mr. Kornblau’s employment is terminated without Cause or he resigns for Good Reason within 12 months after a Change in Control, he will receive: (i) one and one-quarter (1 ¼) times his then-current base salary;

(ii) an amount equal to his target annual bonus for the year that includes the Termination Date (the “Change in Control Payment”), with the Change in Control Payment made in a lump-sum cash payment as soon as practicable, but in no event more than 30 days after the later of the effective date of an executed and delivered release agreement (the “Change in Control Payment”), with the Change in Control Payment made in a lump-sum cash payment as soon as practicable, but in no event more than 30 days after the later of the effective date of an executed and delivered release agreement (the “Release Effective Date”) or the effective date of such Change in Control; and (iii) full, accelerated vesting credit, on the Release Effective Date for any outstanding unvested equity awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee). In addition, Mr. Kornblau will be eligible for the continued health plan coverage described above.
If the Company elects not to renew the employment agreement for Mr. Kornblau during any renewal term and within 12 months following the end of the renewal term terminates Mr. Kornblau’s employment without Cause or Mr. Kornblau voluntarily resigns his employment for Good Reason, then Mr. Kornblau will receive continued vesting credit during the remaining vesting periods associated with any unvested equity awards.
For purposes of Mr. Kornblau’s agreement:
“Cause” means: (a) a material breach of the employment agreement; (b) an act constituting a felony or engagement in illegal, unethical, or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character, or reputation of the Company; (c) a conviction, a plea of no contest or nolo contendere, or a deferred adjudication or un-adjudicated probation for any felony or any crime involving moral turpitude; or (d) failure or refusal to carry out, or comply with, in any material respect, any lawful directive of the Chief Executive Officer that is consistent with the terms of the employment agreement or with the Company’s written plans and policies, which is not remedied within 30 days after Mr. Kornblau’s receipt of notice of the same.
“Change in Control” means the occurrence of one or more of the following:
•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.
A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.
“Good Reason” means the involuntary, material diminution of Mr. Kornblau’s authority, reporting line, duties or responsibilities that is not intended to be temporary. A Good Reason resignation may occur under Mr. Kornblau’s employment agreement only if: (i) such voluntary resignation occurs within sixty five (65) days following the initial occurrence of the event giving rise to Good Reason; (ii) Mr. Kornblau provided written notice of such event to the Board within thirty (30) days of the occurrence; and (iii) the Company failed to cure the event in question within thirty (30) days of receipt of such written notice from Mr. Kornblau.
Scott L. Kornblau
Benefit	Termination Without Cause or Resignation for Good Reason	Voluntary Termination	Death or Disability	Termination Following a Change in Control
Base Salary	$435,000	$—	$—	$543,750
Annual Incentive(i)	282,750	—	—	282,750
Long-Term Incentives(j)	326,250	—	326,250	326,250
Health Benefits(k)	—	—	—	—
Outplacement(p)	15,000	—	—	—
Total:	$1,059,000	$—	$326,250	$1,152,750

(i)
Under his employment agreement, Mr. Kornblau will receive a pro rata percentage of his target annual incentive and SSP benefits in the case of a termination without Cause or resignation for Good Reason and 100% of his target annual incentive in the case of a termination without Cause or resignation for Good Reason following a Change in Control.

(j)
Represents the value of unvested long-term incentives calculated by multiplying the number of unvested RSUs plus earned but unvested PSUs held by Mr. Kornblau by the $15.75 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2021. As of December 31, 2021, Mr. Kornblau would have received 12 months of vesting credit for a termination without Cause or resignation for Good Reason continued vesting credit for the duration of the applicable vesting periods for a termination without Cause or resignation for Good Reason following non-renewal by the Company, and full vesting credit for a termination without cause following a Change in Control or as a result of death or disability (excluding performance-based equity awards for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

(k)
Under the employment agreement, Mr. Kornblau is entitled to continued coverage under the Company’s medical and dental insurance for up to 12 months for a termination without Cause or resignation for Good Reason, whether or not following a Change of Control (to the extent the executive had been provided with coverage prior to the termination date), subsidized by the Company, for the same level of coverage prior to the termination date.

(l)
In the event of a termination without Cause or resignation for Good Reason, Mr. Kornblau is also entitled to payment of outplacement services of up to $15,000, provided such services are rendered within one year of Mr. Kornblau’s termination without Cause or resignation for Good Reason.

The Schiffer Agreement – Termination Provisions
Under Ms. Schiffer’s agreement, if Ms. Schiffer’s employment is terminated by the Company for “Cause” (defined below), Ms. Schiffer will be entitled to her base salary and employee benefits through the termination date.
If Ms. Schiffer voluntary resigns her employment, then the Company will cease all compensation and benefits upon the resignation date.
Under Ms. Schiffer’s agreement, if Ms. Schiffer’s employment is terminated by the Company without Cause or by Ms. Schiffer for Good Reason (defined below), she will receive: (i) 12 months of her base pay, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) a pro rata portion of her target annual incentive plus SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 12 months of subsidized medical and dental coverage at active employee rates; (iv) continued vesting of outstanding equity awards for 12 months; and (v) payment of outplacement services of up to $15,000 provided such services are rendered within one year of Ms. Schiffer’s termination without Cause or for Good Reason.
If Ms. Schiffer’s employment is terminated without Cause or she resigns for Good Reason within 12 months after a Change in Control, she will receive: (i) one and one-quarter (1 ¼) times her then-current base salary; (ii) an amount equal to her target annual bonus for the year that includes the Termination Date (the “Change in Control Payment”), with the Change in Control Payment made in a lump-sum cash payment as soon as practicable, but in no event more than thirty days after the later of the effective date of an executed and delivered release agreement (the “Release Effective Date”) or the effective date of such Change in Control; and (iii) full, accelerated vesting credit, on the Release Effective Date for any outstanding unvested equity awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee). In addition, Ms. Schiffer will be eligible for the continued health plan coverage and outplacement services described above.
If the Company elects not to renew the employment agreement for Ms. Schiffer during any renewal term and within 12 months following the end of the renewal term terminates Ms. Schiffer’s employment without Cause or Ms. Schiffer voluntarily resigns her employment for Good Reason, then Ms. Schiffer will receive continued vesting credit during the remaining vesting periods associated with any unvested equity awards.
For purposes of Ms. Schiffer’s agreement:
“Cause” means: (a) a material breach of the employment agreement; (b) an act constituting a felony or engagement in illegal, unethical, or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character, or reputation of the Company; (c) a conviction, a plea of no contest or nolo contendere, or a deferred adjudication or un-adjudicated probation for any felony or any crime involving moral turpitude; or (d) failure or refusal to carry out, or comply with, in any material respect, any lawful directive of the Chief Executive Officer that is consistent with the terms of the employment agreement or with the Company’s written plans and policies.

“Change in Control” means the occurrence of one or more of the following:
•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.
A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.
“Good Reason” means the involuntary, material diminution of Ms. Schiffer’s authority, reporting line, duties or responsibilities that is not intended to be temporary. A Good Reason resignation may occur under Ms. Schiffer’s employment agreement only if: (i) such voluntary resignation occurs within sixty five (65) days following the initial occurrence of the event giving rise to Good Reason; (ii) Ms. Schiffer provided written notice of such event to the Board within thirty (30) days of the occurrence; and (iii) the Company failed to cure the event in question within thirty (30) days of receipt of such written notice from Ms. Schiffer.
Vivienne R. Schiffer
Benefit	Termination Without Cause or Resignation for Good Reason	Voluntary Termination	Retirement, Death or Disability	Termination Following a Change in Control
Base Salary	$356,000	$—	$—	$445,000
Annual Incentive(m)	195,800	—	—	195,800
Long-Term Incentives(n)	152,279	—	152,279	152,279
Health Benefits(o)	6,828	—	—	6,828
Outplacement(p)	15,000	—	—	—
Total:	$725,907	$—	$152,279	$799,907
(m)
Under her employment agreement, Ms. Schiffer receives a pro rata portion of her target annual incentive and SSP benefits in the case of a termination without Cause or resignation for Good Reason and 100% of her target annual incentive in the case of a termination without Cause or resignation for Good Reason following a Change in Control.

(n)
Represents the value of unvested long-term incentives calculated by multiplying the number of unvested RSUs plus earned but unvested PSUs held by Ms. Schiffer by the $15.75 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2021. As of December 31, 2021, Ms. Schiffer would have received 12 months of vesting credit for a termination without Cause or resignation for Good Reason, continued vesting credit for the duration of the applicable vesting periods for a termination without Cause or resignation for Good Reason following non-renewal by the Company, and full vesting credit for a termination without Cause following a Change in Control (excluding performance-based equity awards for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

(o)
Ms. Schiffer is entitled to continued coverage under the Company’s medical and dental plans for up to 12 months for a termination without Cause or resignation for Good Reason, whether or not following a Change in Control (to the extent the executive had been provided with coverage prior to the termination date), subsidized by the Company.

(p)
In the event of a termination without Cause or resignation for Good Reason, whether or not following a Change in Control, Ms. Schiffer is also entitled to payment of outplacement services of up to $15,000 provided such services are rendered within one year of Ms. Schiffer’s termination without Cause or resignation for Good Reason.

The Tastard Agreement – Termination Provisions
Under Mr. Tastard’s agreement, if Mr. Tastard’s employment is terminated by the Company for “Cause” (defined below), Mr. Tastard will be entitled to his base salary and employee benefits through the termination date.
If Mr. Tastard voluntary resigns his employment, then the Company will cease all compensation and benefits upon the resignation date.
Under Mr. Tastard’s agreement, if Mr. Tastard’s employment is terminated by the Company without Cause, he will receive: (i) 12 months of his base pay, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) a pro rata portion of his target annual incentive plus SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 12 months of subsidized medical and dental coverage at active employee rates; (iv) continued vesting of outstanding equity awards for 12 months; and (v) payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Tastard’s termination.
If Mr. Tastard’s employment is terminated without Cause within 12 months after a Change in Control, he will receive: (i) one and one-quarter (1 ¼) times his then-current base salary; (ii) an amount equal to his target annual bonus for the year that includes the Termination Date (the “Change in Control Payment”), with the Change in Control Payment made in a lump-sum cash payment as soon as practicable, but in no event more than ten days after the effective date of an executed and delivered release agreement (the “Release Effective Date”) ; and (iii) full, accelerated vesting credit, on the Release Effective Date for any outstanding unvested equity awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee). In addition, Mr. Tastard will be eligible for the continued health plan coverage described above.
If the Company elects not to renew the employment agreement for Mr. Tastard during any renewal term and within 12 months following Mr. Tastard’s employment is terminated without Cause, then Mr. Tastard will receive continued vesting credit during the remaining vesting periods associated with any unvested equity awards.
For purposes of Mr. Tastard’s agreement:
“Cause” means: (a) a material breach of the employment agreement; (b) an act constituting a felony or engagement in illegal, unethical, or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character, or reputation of the Company; (c) a conviction, a plea of no contest or nolo contendere, or a deferred adjudication or un-adjudicated probation for any felony or any crime involving moral turpitude; or (d) failure or refusal to carry out, or comply with, in any material respect, any lawful directive of the Chief Executive Officer that is consistent with the terms of the employment agreement or with the Company’s written plans and policies.
Mr. Tastard’s voluntary resignation due to a material diminution of his authority, reporting line, duties or responsibilities will be treated as a termination by the Company without Cause; provided that, (a) such voluntary resignation occurs within 65 days following the initial occurrence of such diminution, (b) Mr. Tastard provides written notice of such diminution to the Board and the Chief Executive Officer within 30 days of such diminution, and (c) the Company fails to cure such diminution within 30 days of receipt of such written notice from Mr. Tastard.
“Change in Control” means the occurrence of one or more of the following:
•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.
A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.
James J. Tastard
Benefit	Termination Without Cause or Resignation due to Non-Renewal	Voluntary Termination	Retirement, Death or Disability	Termination Following a Change in Control
Base Salary	$345,000	$—	$—	$431,250
Annual Incentive(q)	189,750	—	—	189,750
Long-Term Incentives(r)	289,769	—	289,769	289,769
Health Benefits(s)	6,128	—	—	6,128
Outplacement(t)	15,000	—	—	—
Total:	$845,647	$—	$289,769	$916,897

(q)
Under his employment agreement, Mr. Tastard receives a pro rata portion of his target annual incentive and SSP benefits in the case of a termination without Cause and 100% of his target annual incentive in the case of a termination without Cause following a Change in Control.

(r)
Represents the value of unvested long-term incentives calculated by multiplying the number of unvested RSUs plus earned but unvested PSUs held by Mr. Tastard by the $15.75 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2021. As of December 31, 2021, Mr. Tastard would have received 12 months of vesting credit for a termination without Cause, continued vesting credit for the duration of the applicable vesting periods for a termination without Cause following non-renewal by the Company, and full vesting credit for a termination without Cause following a Change in Control (excluding performance-based equity awards for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

(s)
Mr. Tastard is entitled to continued coverage under the Company’s medical and dental plans for up to 12 months for a termination without Cause, whether or not following a Change in Control (to the extent the executive had been provided with coverage prior to the termination date), subsidized by the Company.

(t)
In the event of a termination without Cause, Mr. Tastard is also entitled to payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Tastard’s termination without Cause.

Separation Agreement with Mark W. Marinko:
In connection with Mr. Marinko’s September 30, 2021 termination from the Company, he entered into a Separation Agreement and General Release, which provides for the following benefits: (i) continued payment of his base salary for 18 months ($615,060); (ii) 18 months of age and vesting credit for any unvested equity awards (with an estimated value of $761,336 based on our closing stock price of $15.09 on the separation date); (iii) a payment equal to 1.5 times the average of his actual annual bonus (on an annualized basis) and SSP benefits over the three years preceding the separation date ($571,698); (iv) a pro-rated target annual bonus and SSP benefits, to the extent earned (with a value of $199,895); and (v) employer subsidization of COBRA costs for up to 18 months (estimated value of $26,492). Mr. Marinko also received a payment of $26,810 (less taxes and other required deductions and withholdings), for accrued but unused vacation time. These payments were consistent with the payments to which Mr. Marinko was entitled pursuant to the terms of his employment agreement with the Company for termination without cause. Mr. Marinko remains bound to certain restrictive covenants as set forth in his employment agreement, including with respect to interference with business relationships, non-solicitation and confidentiality.
CEO PAY RATIO
Background
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Form and Consumer Protection Act, and in accordance with the adoption of Item 402(u) of Regulation S-K, the SEC requires the disclosure of our Chief Executive Officer to median employee pay ratio.
To understand this disclosure, we think it is important to give context to our operations. Our corporate headquarters are located in Houston, Texas, and we operate dredges, vessels and ancillary equipment to perform dredging projects domestically and internationally. As a global organization, approximately (.049%) of our employees are located outside of the United States. We strive to create a global compensation program, which is competitive in terms of both the position and the geographic location in which the employee is located. Accordingly, our pay structures vary amongst employees based on position and geographic location.
Identification of Median Employee
We selected December 31, 2021 as the date on which to determine our median employee. As of that date, we had approximately 1,230 employees. For purposes of identifying the median employee, we considered all domestic employees and international employees, whether employed on a full-time, part-time, or seasonal basis.
We identified the median employee by examining the 2021 total wages and incentives less non-taxable compensation for all individuals, excluding our CEO, who were employed by the Company on December 31, 2021, the last day of the Company’s fiscal year. To provide a more uniform comparison between domestic and international employees, we excluded from the consistently applied compensation measure allowances for housing, subsistence, safety bonuses, and transportation provided for employees working in the Middle East. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2021.
Other than as described above, we did not make any assumptions, adjustments, or estimates with respect to compensation, and we did not annualize the compensation for any full-time employees that were not employed by the Company for all of 2021. In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the Summary Compensation Table on page 45 with respect to each of the named executive officers.
Ratio
For fiscal year 2021:
•	The median of the annual total compensation of all of our employees, other than Mr. Petterson, was $87,405.
•	Mr. Petterson’s annual total compensation was $3,103,804.
Based on this information, the ratio of the annual total compensation of Mr. Petterson to the median of the annual total compensation of all employees is estimated to be 36 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, the Board provides stockholders with the opportunity to cast an annual advisory vote to approve executive compensation. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2021 executive compensation program and policies for the named executive officers, as follows:
RESOLVED, THAT THE STOCKHOLDERS OF GREAT LAKES DREDGE & DOCK CORPORATION APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION, THE TABULAR DISCLOSURE REGARDING SUCH COMPENSATION, AND THE ACCOMPANYING NARRATIVE DISCLOSURE, SET FORTH IN THE COMPANY’S 2022 ANNUAL MEETING PROXY STATEMENT.
The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of our Board of Directors or our compensation policies as they relate to risk management.
We are required to hold the advisory vote on executive compensation at least once every three years. At the Company’s 2017 Annual Meeting of Stockholders, a majority of the shares cast voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis. After consideration of the voting results, the Board determined that the Company will hold an advisory vote on executive compensation each year until the next required stockholder advisory vote on frequency of executive compensation occurs or until the Board otherwise determines that a different frequency for advisory votes on executive compensation is in the best interests of stockholders.
Our executive compensation program is designed to attract, motivate and retain highly qualified executive officers who are able to achieve short-term and long-term corporate objectives and create stockholder value. The Compensation Committee believes our executive compensation program reflects a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests.
The Compensation Committee and the Board believe our executive compensation program is effective at incentivizing the achievement of outstanding financial performance and superior returns to stockholders. We believe that our commitment to align executive compensation with Company performance and stockholder interests is exhibited by the Company’s executive compensation decisions during the last 12 months. For example, under our Executive Leadership Annual Incentive Program, annual incentive pools are funded based on our Adjusted EBITDA. These annual incentive pools are allocated to individuals based on the Compensation Committee’s assessment of individual performance achievements. In addition, the Compensation Committee grants performance–based restricted stock units to certain executives that are only earned upon achievement of performance goals. Because these performance goals were not achieved, performance–based restricted stock units granted in 2014, 2015, 2016 and 2017 were forfeited. In 2018 and 2019, the Company performance was extraordinary and, as a result, the performance–based restricted stock units based on 2018 and 2019 financial performance earned at the maximum level. In 2020, the Company performance exceeded target and, therefore, the performance-based restricted stock units based on 2020 financial performance earned between the target and maximum level.
Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which more thoroughly discusses how our executive compensation policies and procedures implement our executive compensation philosophy.
Although the annual advisory stockholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote each year when making executive compensation decisions for our named executive officers. The Compensation Committee, which is composed of independent directors, values constructive dialogue with our stockholders on executive compensation and other important governance topics and encourages all stockholders to vote their shares on this matter. At our 2021 Annual Meeting of Stockholders, approximately 98% of the stockholders who voted on the “say-on-pay” proposal voted in favor of the compensation of our named executive officers. The Compensation Committee believes that this vote represents strong stockholder support of the Company’s approach to executive compensation.

VOTE REQUIRED AND RECOMMENDATION
Adoption of this resolution will require the affirmative vote of the majority of the shares present at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter, and therefore, will have the effect of a vote against the proposed resolution.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table is based on 65,852,958 shares of common stock outstanding as of the record date, and sets forth certain information with respect to the beneficial ownership of our common stock as of the same date by:
•	each person who we know to own beneficially more than five percent of the outstanding shares of our common stock;
•	each of our directors, director nominees and named executive officers; and
•	all of our current directors and executive officers as a group.
Unless otherwise stated, each of the persons in the table has sole voting and investment power with respect to the securities beneficially owned.
	Beneficially Owned
	Number of Shares of Common Stock %(#)	Percentage of Common Stock (%)
Franklin Mutual Advisers, LLC(1)	5,827,570	8.84%
Prudential Financial, Inc.(2)	5,247,981	7.97%
Jennison Associates LLC(2)	5,191,686	7.88%
BlackRock, Inc.(3)	5,149,635	7.82%
Dimensional Fund Advisors LP(4)	4,280,144	6.50%
The Vanguard Group(5)	3,152,404	4.79%
Scott L. Kornblau(6)(7)	3,039	—
Mark W. Marinko(8)	220,938	—
Lasse J. Petterson(6)(7)	749,626	1.14%
Vivienne R. Schiffer(6)(7)	1,635	—
David E. Simonelli(6)(7)(9)	227,943	—
James J. Tastard(6)(7)	1,994	—
Lawrence R. Dickerson(6)	88,562	—
Elaine J. Dorward-King(6)	16,441	—
Ryan J. Levenson(6)(10)	100	—
Kathleen M. Shanahan(6)	51,641	—
Earl L. Shipp(6)	3,626	—
Ronald R. Steger(6)	37,404	—
D. Michael Steuert(6)	56,328	—
All directors, director nominees and executive officers as a group (13 persons)	1,459,277	2.22%
-Denotes less than 1%
(1)
Franklin Mutual Advisers, LLC (“FMA”) may be deemed to be the beneficial owner of 5,827,570 shares of our common stock. Franklin Mutual has the sole power to vote or direct the voting of 5,519,020 shares and the sole power to dispose or direct the disposition of all such shares. The securities reported herein are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of FMA, an indirect wholly owned subsidiary of Franklin Resources, Inc. (“FRI”). When an investment management contract (including a sub-advisory agreement) delegates to FMA investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FMA as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FMA reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise noted. As a result, for purposes of Rule 13d-3 under the Act, FMA may be deemed to be the beneficial owner of the securities as described in this FN(1).The principal business address of Franklin Mutual Advisers, LLC is 101 John F. Kennedy Parkway, Short Hills, New Jersey, 07078-2789. The information in this FN(1) was derived from a Schedule 13G filed by Franklin Mutual with the SEC on February 1, 2022 reporting ownership as of December 31, 2021.

(2)
Jennison Associates LLC (“Jennison”) may be deemed to be the beneficial owner of 5,191,686 shares of our common stock. Jennison has the sole power to vote or direct the voting of all such shares and the shared power to dispose or direct the disposition of all such shares. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of the Company’s common stock held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Company’s common stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of the Company’s common stock reported on Jennison’s Schedule 13G may be included in the shares reported on any Schedule 13G that may be filed by Prudential. Prudential may be deemed the beneficial owner of 5,247,981 shares of our common stock. Prudential has the sole power to vote or direct the voting of 121,155 shares, shared voting power over 5,126,826 shares, sole power to dispose or direct the disposition of 121,155 shares and shared dispositive power over 5,126,826 shares. The principal business address of Jennison Associates LLC is 466 Lexington Avenue, New York, New York 10017. The principal business address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102-3777. The information in this FN(2) was derived from a Schedule 13G/A filed by Prudential with the SEC on February 14, 2022; and also from a Schedule 13G/A filed by Jennison with the SEC on February 10, 2022, each reporting ownership as of December 31, 2021.
(3)
BlackRock, Inc. (“BlackRock”) may be deemed to be the beneficial owner of 5,149,635 shares of our common stock. BlackRock has the sole power to vote or direct the voting of 4,993,073 of such shares, no shared voting power and sole power to dispose or direct the disposition of all shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The information in this FN(3) was derived from a Schedule 13G/A filed by BlackRock with the SEC on February 3, 2022 reporting ownership as of December 31, 2021.

(4)
Dimensional Fund Advisors LP (“Dimensional”) may be deemed to be the beneficial owner of 4,280,144 shares of our common stock. Dimensional has sole power to vote or direct the voting of 4,182,751 of such shares, no shared voting power and the sole power to dispose or direct the disposition of all shares. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries (collectively, the “Dimensional Group”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G referenced below are owned by the Funds. The Dimensional Group disclaims beneficial ownership of such securities. The principal business address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746. The information in this FN(4) was derived from the Schedule 13G filed by Dimensional with the SEC on February 8, 2022 reporting ownership as of December 31, 2021.

(5)
The Vanguard Group (“Vanguard”) may be deemed to be the beneficial owner of 3,152,404 shares of our common stock. Vanguard has the sole power to vote or direct the voting of no shares, sole power to dispose or direct the disposition of 3,043,627 shares, shared voting power over 54,716 shares and shared dispositive power over 108,777 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The information in this FN(6) was derived from a Schedule 13G filed by Vanguard with the SEC on February 10, 2022 reporting ownership as of December 31, 2021.

(6)	The address for each of our executive officers, director nominees and directors, unless otherwise noted, is c/o Great Lakes Dredge & Dock Corporation, 9811 Katy Freeway, Suite 1200, Houston, TX 77024.
(7)
Includes shares of common stock due to vest within 60 days of the record date for each of our named executive officers as follows: Mr. Kornblau, 0; Mr. Petterson, 90,691; Ms. Schiffer, 0; Mr. Simonelli, 28,505; and Mr. Tastard, 3,343.

(8)	Mr. Marinko is a former employee. The information provided here is as of his last Form 4 filing dated March 12, 2021.
(9)	Includes options to purchase common stock, exercisable within 60 days of the record date by Mr. Simonelli 31,314.
(10)
Privet Fund LP (“Privet Fund”) owns 100 shares of our common stock. Mr. Levenson, solely by virtue of his position as the managing member of Privet Fund Management LLC, the general partner and investment manager of Privet Fund, may be deemed to beneficially own the shares owned directly by Privet Fund. Mr. Levenson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The principal address of Privet Fund is 79 West Paces Ferry Road, Suite 200B, Atlanta, Georgia 30305.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.
Based solely on our review of filings with the SEC and/or written representations and materials furnished to us from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with in 2021 and 2022 to date, except for certain delinquent filings that the Company disclosed in last year’s Proxy Statement, one Form 4 for Mr. Shipp filed four days late (one transaction), one Form 4 for Mr. Simonelli filed one day late (one transaction), and one Form 4 for Mr. Petterson filed 100 days late (one transaction).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Persons
Related Party Transaction Policies and Procedures. All interested transactions with related parties are subject to our Related Party Transaction Policies and Procedures, which are set forth in writing (the “Related Party Transaction Policy”). The Audit Committee is responsible for applying the Related Party Transaction Policy. For purposes of the Related Party Transaction Policy, the terms “interested transaction” and “related parties” are defined as follows:
•
“interested transaction” means any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

○	the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;
○	we are a participant; and
○	any related party has or will have a direct or indirect interest, other than solely as a result of being a director or a less than ten percent (10%) beneficial owner of another entity.
•	“related party” means any:
○
person who is or was, since the beginning of the last fiscal year for which we have filed a Form 10-K and Proxy Statement, even if they do not currently serve in that role, an executive officer, director or nominee for election as a director;

○	greater than five percent (5%) beneficial owner of our common stock; or
○
immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

In determining the propriety of an interested transaction with a related party, the Audit Committee will take into account, among other factors it deems important, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
Our Board has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount involved is expected to be less than $500,000. The Audit Committee has reviewed the following types of transactions and determined that each such type of transaction shall be deemed to be pre-approved or ratified under the terms of the Related Party Transaction Policy:
•	Employment of executive officers. Any employment by us of an executive officer if:
○
the related compensation is required to be reported in our Proxy Statement under the compensation disclosure requirements set forth in Item 402 of Regulation S-K under the Exchange Act, which are generally applicable to named executive officers; or

○
the executive officer is not an immediate family member of another executive officer or director, the related compensation would be reported in our Proxy Statement under the compensation disclosure requirements of Item 402 of Regulation S-K if the executive officer was a named executive officer, and our Compensation Committee approved (or recommended that our Board approve) such compensation.

•	Director compensation. Any compensation paid to a director if the compensation is required to be reported in our Proxy Statement under Item 402 of Regulation S-K.

•
Certain transactions with other companies. Any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than ten percent (10%) of the other company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the other company’s total annual revenues.

•
Certain charitable contributions. Any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the charitable organization’s total annual receipts.

•
Transactions where all stockholders receive proportional benefits. Any transaction where the related party’s interest arises solely from the ownership of our common stock, and all holders of our common stock received the same benefit on a pro rata basis (e.g. dividends).

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2021 regarding the number of securities which could be issued upon the exercise of outstanding options, the weighted average exercise price of those options in the 2021 LTIP, and the number of securities then remaining for future issuance under the 2021 LTIP.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Security Holders	895,223(1)	7.52(2)	2,930,711
Equity Compensation Plans Not Approved By Security Holders	N/A	N/A	N/A
Total:	895,223(1)	7.52(2)	2,930,711
(1)	Includes 792,490 shares of common stock issuable pursuant to RSUs under our 2021 plan.
(2)	792,490 shares of common stock issuable pursuant to RSUs under our 2021 plan are not included in the calculation of weighted average exercise price.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Virtual Attendance
A live audio webcast of the meeting will be available to stockholders and online access with be available beginning on May 4, 2022 at 12:30 p.m. CDT at www.virtualshareholdermeeting.com/GLDD2022. We encourage you to access the Annual Meeting prior to the start time.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform login page.
To participate virtually in the Annual Meeting, including voting your shares electronically and submission of questions, you will need the 16-digit control number included on your proxy card or on your Notice. If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.
Beginning 15 minutes prior to the meeting start time and throughout the meeting, you will be able to vote and submit questions to management through the virtual meeting website at: www.virtualshareholdermeeting.com/GLDD2022. Management will try to respond to questions from stockholders in the same way as the in-person option of the meeting. We do not place restrictions on the type or form of questions that maybe asked; however, we reserve the right to edit or reject redundant questions or questions that we deem inappropriate. Stockholders will be limited to one question each, unless time otherwise permits.
Great Lakes’ tabulator, Broadridge Financial Solutions, Inc., will count the votes. A representative of Great Lakes’ Legal Department will act as inspector of election at the meeting. If you plan to attend the Annual Meeting and vote your street name shares online, you should contact your broker or obtain a broker’s proxy card and bring it to the Annual Meeting.
Shares Entitled to Vote
Only stockholders of record of our common stock, par value $0.0001 per share, at the close of business on the record date will be entitled to vote at the 2022 Annual Meeting. As of the record date, there were a total of 65,852,958 shares of our common stock outstanding, each share being entitled to one vote. There is no cumulative voting.
A list of stockholders entitled to vote at the 2022 Annual Meeting of Stockholders will be available for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact our Corporate Secretary by writing to our principal executive office.
Quorum Requirement
The presence at the 2022 Annual Meeting, online or by proxy, of the holders of a majority of the shares of our outstanding common stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, holders of a majority of shares of our outstanding common stock entitled to vote at the Annual Meeting and present will have the power to adjourn the Annual Meeting without notice, other than the announcement at the Annual Meeting of such adjournment, until a quorum shall be present.
Even if you plan to attend the Annual Meeting, in order to ensure the presence of a quorum at the Annual Meeting, please vote your shares in accordance with the instructions described below. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
Beneficial Owners
If you are the registered holder of shares, then you are the record holder of those shares, and you should vote your shares as described in the next section.
If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as being held in “street name,” and you, as the beneficial owner of those shares, do not appear in our stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us as to how many of their clients own common stock in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials from your broker, including a voting instruction form, you should vote your shares by following the procedures specified on the voting instruction form. Shortly before the Annual Meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the Annual Meeting and vote your street name shares online, you should contact your broker to obtain a broker’s proxy card and bring it to the Annual Meeting.
Discretionary Voting by Brokers
Under current rules governing registered brokers, if you do not instruct your broker on how to vote, your broker will have discretionary voting power for ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2), but would not have discretionary voting power for the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3).
How to Vote
You can vote at the virtual Annual Meeting or in advance of the Annual Meeting by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always attend the Annual Meeting and revoke your proxy by voting online.
There are three ways to vote by proxy:
✔	By Telephone – You can vote by touch-tone telephone by calling toll-free 1-800-690-6903 and following the instructions on our proxy card or the Notice;
✔	By Internet – You can vote by internet by going to the website www.proxyvote.com and following the instructions on our proxy card or the Notice; or
✔
By Mail – If you have requested or receive paper copies of our proxy materials by mail, you can vote by mail by completing, signing, dating and mailing our enclosed proxy card in the pre-addressed, postage-paid envelope provided.

Votes submitted by telephone or electronically over the internet must be received by 11:59 p.m., Eastern Time, on May 3, 2022.
By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may:
•	vote FOR the election of one or more director nominees; or
•	WITHHOLD authority to vote for one or more director nominees.
You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022, the approval of the non-binding resolution to approve the Company’s executive compensation.
Votes by Proxy
All shares that have been properly voted by proxy and not revoked will be voted at the Annual Meeting in accordance with the instructions contained in the proxy. Shares represented by proxy cards that are signed and returned but do not contain any voting instructions will be voted consistent with the Board’s recommendations:
•	(Proposal 1) FOR the election of all director nominees named in the Proxy Statement;
•	(Proposal 2) FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022;
•	(Proposal 3) FOR the approval, on an advisory basis, of the Company’s executive compensation;
•	In the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting.

How to Revoke Your Vote
A stockholder may revoke a proxy at any time prior to its exercise:
•	by giving to our Corporate Secretary a written notice of revocation of the proxy’s authority, such notice to be delivered to our principal executive office;
•	by submitting a duly executed proxy bearing a later date; or
•	by attending the virtual 2022 Annual Meeting at www.virtualshareholdermeeting.com/GLDD2022 and voting.
A stockholder may also revoke a proxy at any time prior to its exercise by telephone or electronically over the internet provided that it must be received by 11:59 p.m., Eastern Time, on May 3, 2022:
•	by calling toll-free 1-800-690-6903; or
•	by visiting the website www.proxyvote.com.
Vote Necessary to Approve Proposals
Proposal 1: The nominees for director for a three-year term will be elected provided that they receive the affirmative vote of a plurality of shares present at the Annual Meeting and entitled to vote thereon. This means that, if a quorum is present, the three persons receiving the greatest numbers of votes at the Annual Meeting will be elected to serve as directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.
Proposal 2: Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2022, provided the proposal receives the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal.
Proposal 3: The advisory resolution to approve the compensation of our named executive officers will be approved provided the proposal receives the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposed resolution. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved. Although the outcome of this advisory vote on the compensation of our named executive officers in non-binding, the Compensation Committee and our Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

OTHER MATTERS
Other Business at the Annual Meeting
The Board of Directors knows of no other matters that will be presented for consideration at the 2022 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
Proposals for the 2023 Annual Meeting of Stockholders
Pursuant to federal securities laws, any proposal by a stockholder proposed to be included in our Proxy Statement for the 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”) must be received at our principal executive office at 9811 Katy Freeway, Suite 1200, Houston, TX 77024, no later than November 25, 2022. Proposals should be sent to the attention of our Corporate Secretary at our principal executive office. Pursuant to our Bylaws, in order for a stockholder’s nominee for election as a director or any other business to be properly brought before the 2023 Annual Meeting, the stockholder must give written notice of such stockholder’s intent to bring a matter before the 2023 Annual Meeting no earlier than November 25, 2022, and no later than December 25, 2022. If the 2023 Annual Meeting is called for a date that is not within 30 days of the anniversary of the 2022 Annual Meeting, written notice of such stockholder’s intent to bring a matter before the 2023 Annual Meeting must be received not earlier than 120 days prior to such 2023 Annual Meeting date and not later than the close of business on the later of the 90th day prior to such 2023 Annual Meeting date or the 10th day following the date on which the first public disclosure of the date of the 2023 Annual Meeting is made. Each such notice should be sent to the attention of our Corporate Secretary at our principal executive office, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 5, 2023.
Householding of Proxy Materials
Some banks, brokers, and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice, or if you requested paper copies, one copy of our Proxy Statement and 2021 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you contact the Broadridge Householding Department at the following address or phone number:
Broadridge Financial Solutions, Inc.
Householding Department
51 Mercedes Way, Edgewood, New York 11717
1-800-542-1061
If you want to receive separate copies of Notices of Internet Availability, or paper copies of our proxy statements and annual reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder, or you may contact Broadridge at the address and phone number shown.

Solicitation of Proxies
We will bear the costs and expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and will reimburse brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers and employees without additional compensation being paid to these persons.
By Order of the Board of Directors,

Vivienne Schiffer
March 25, 2022	Corporate Secretary

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
We report our financial results in conformity with U.S. generally accepted accounting principles (“GAAP”). We use certain non-GAAP financial measures as part of our compensation program, including Adjusted EBITDA.
In our “Compensation Discussion and Analysis” (“CD&A”) on page 31, we include information regarding notable financial achievements in 2021, including a non-GAAP measure, Adjusted EBITDA. In our CD&A on page 31, we include our performance targets based on 2021 Adjusted EBITDA, as compared to our 2021 financial results for those measures. We provide below a reconciliation for each of these 2021 measures.
We use non-GAAP performance measures in our compensation program because we believe growth in these measures is important to the Company’s short and long-term success. Our non-GAAP financial measures should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting the usefulness of the measure for comparisons with other companies.
Adjusted EBITDA Reconciliation ($ in thousands)	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020
Net income	$49,432	$66,103
Loss from discontinued operations, net of income taxes	—	—
Income	49,432	66,103
Adjusted for:
Interest expense—net	21,601	26,585
Income tax provision	13,391	20,187
Depreciation expense	43,016	38,183
Adjusted EBITDA	$127,440	$151,058
A-1

2022

Captiva Island, Florida, coastal beach nourishment project being performed by Hopper Dredges *Dodge Island* and *Padre Island* and Booster *Buster.*

ECONOMIC GROWTH
COASTAL RESILIENCE
NATURAL INFRASTRUCTURE

IT ALL STARTS WITH DREDGING®

GREAT LAKES DREDGE & DOCK CORPORATION

9811 Katy Freeway | Suite 1200 | Houston, TX | 77024 | 346-359-1010 | gldd.com | info@gldd.com

2022 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE

GREAT LAKES DREDGE & DOCK CORPORATION
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
PO BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 3, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GLDD2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 3, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D74399-P69091

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREAT LAKES DREDGE & DOCK CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Withhold
1a. Lawrence R. Dickerson	☐	☐
1b. Ronald R. Steger	☐	☐
1c. D. Michael Steuert	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D74400-P69091

GREAT LAKES DREDGE & DOCK CORPORATION
Annual Meeting of Stockholders
May 4, 2022 at 1:00 P.M., Central Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Great Lakes Dredge & Dock Corporation hereby constitute and appoint Lasse J. Petterson and Vivienne R. Schiffer, each of them acting singly, as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the 2022 Annual Meeting of Stockholders of Great Lakes Dredge & Dock Corporation, referred to as the "Company," to be held virtually at www.virtualshareholdermeeting.com/GLDD2022 on Wednesday, May 4, 2022 at 1:00 P.M., Central Time, and at any postponements or adjournments thereof, the number of votes the undersigned would be entitled to cast if present.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

(Continued and to be signed on reverse side)